SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4400 Main Street
Kansas City, Missouri 64111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held September 10, 2003

The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the “Company”), will be held in the H&R Block City Stage Theater at Union Station located at 30 West Pershing (corner of Pershing and Main Street), Kansas City, Missouri, on Wednesday, September 10, 2003 at 9:00 a.m., Kansas City time (CDT). Shareholders attending the meeting are asked to park in The Yards Parking Lot located on the west side of Union Station. The meeting will be held for the following purposes:

1.	The election of three Class II directors to serve three-year terms (See page 6 );
2.	The approval of an amendment to the 2003 Long-Term Executive Compensation Plan to (i) remove the aggregate 5% limit on the total number of shares of Common Stock issuable under the Plan which may be issued in connection with awards that constitute shares of Common Stock, Restricted Shares, Performance Shares and Performance Units and (ii) reduce the aggregate number of shares of Common Stock issuable under the Plan from 9,000,000 to 5,000,000 (See page 13);

3.	The ratification of the appointment of KPMG LLP as the Company’s independent accountants for the year ending April 30, 2004 (See page 21); and
4.	The transaction of any other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on July 8, 2003 as the record date for determining shareholders of the Company entitled to notice of and to vote at the meeting.

By Order of the Board of Directors BRET G. WILSON Secretary

Kansas City, Missouri
July 30, 2003

A proxy for the annual meeting is enclosed. Even though you may plan to attend the meeting in person, please promptly vote by telephone or Internet or by completing the enclosed proxy card and returning it in the enclosed postage-paid envelope. Telephone and Internet proxy voting information is provided on the proxy card. If you are present at the meeting and desire to vote in person, your vote by proxy will not be used.

H&R BLOCK, INC.
PROXY STATEMENT
FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

Questions and Answers about the Annual Meeting and Voting

The Board of Directors (the “Board of Directors” or “Board”) of H&R Block, Inc., a Missouri corporation (“H&R Block” or the “Company”) solicits the enclosed proxy for use at the annual meeting of shareholders of the Company to be held at 9:00 a.m. (CDT), on Wednesday, September 10, 2003 in the H&R Block City Stage Theater at Union Station located at 30 West Pershing (corner of Pershing and Main Street), Kansas City, Missouri. This Proxy Statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and executive officers.

Why did I receive this proxy statement?

The Board of Directors is soliciting your proxy to vote at the annual meeting because you are a shareholder at the close of business on July 8, 2003, the record date, and are entitled to vote at the meeting. This proxy statement, the proxy card and Annual Report to Shareholders for the fiscal year ended April 30, 2003 are being made available to shareholders beginning on or about July 30, 2003. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

What am I voting on?

You are voting on three items of business at the annual meeting:

  The election of three Class II directors (nominees are G. Kenneth Baum, Henry F. Frigon and Roger W. Hale) to serve until the 2006 annual meeting and until their successors are elected and qualified;

  The approval of an amendment to the 2003 Long-Term Executive Compensation Plan to (i) remove the aggregate 5% limit on the total number of shares of Common Stock issuable under the Plan which may be issued in connection with awards that constitute shares of Common Stock, Restricted Shares, Performance Shares and Performance Units and (ii) reduce the aggregate number of shares of Common Stock issuable under the Plan from 9,000,000 to 5,000,000; and

  The ratification of the appointment of KPMG LLP as the Company’s independent accountants for the fiscal year ending April 30, 2004.

Who is entitled to vote?

You may vote if you owned H&R Block common stock as of the close of business on July 8, 2003, the record date, including Restricted Shares of Common Stock issued on or before July 8, 2003 under the Company’s 1993 Long-Term Executive Compensation Plan that allow the recipients the right to vote such shares while subject to restrictions. Each share of H&R Block common stock is entitled to one vote.

What are the voting recommendations of the Board of Directors?

Our Board of Directors recommends that you vote your shares “FOR” each of the Class II nominees named in this proxy standing for election to the Board, “FOR” the amendment to the Company’s 2003 Long-Term Executive Compensation Plan, and “FOR” the ratification of KPMG LLP as our independent accountants.

How do I vote?

If you are a shareholder of record, there are four ways to vote:

  by toll-free telephone at 1-800-435-6710 and following the instructions on the proxy card;

  by Internet at http://www.eproxy.com/hrb/ and following the instructions on the proxy card;

  by completing and mailing your proxy card; and

  by written ballot at the annual meeting.

If you vote by Internet or telephone, your vote must be received before 6:00 p.m. (ET) on the day before the annual meeting. Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies (Mark A. Ernst, Donna R. Ecton and Louis W. Smith) will vote your shares FOR items 1, 2 and 3. If your shares are owned in joint names, all joint owners must vote by the same method and if joint owners vote by mail, all of the joint owners must sign the proxy card.

If your shares are held in a brokerage account in your broker’s name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone, or the Internet, your broker or nominee should vote your shares as you have directed.

We will pass out written ballots to anyone who wants to vote at the annual meeting. If you hold your shares in street name, you must request a legal proxy from your broker or other nominee to vote at the annual meeting. It is important that your shares are represented at the meeting, whether or not you attend the meeting in person. To make sure that your shares are represented, we urge you to vote by proxy as soon as possible by Internet, telephone or mail by following the instructions in this proxy statement.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Mellon Investor Services LLC (“Mellon Investor Services”) you are considered, with respect to those shares the “shareholder of record.” The proxy statement, annual report and proxy card have been made available directly to shareholders of record by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The proxy materials should be forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial holder, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a legal proxy from the shareholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares.

What are broker non-votes and how are they counted?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the annual meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on a voting matter.

Can I change my vote?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the annual meeting by:

  sending written notice of revocation to the Secretary of the Company;

  submitting a new, proper proxy by telephone, Internet or paper ballot, after the date of the revoked proxy; or

  attending the annual meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the annual meeting if you obtain legal proxy as described above.

What vote is required to approve each proposal?

For all matters to be voted upon at the annual meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval.

Do shareholders have cumulative voting rights with respect to the election of directors?

No. Shareholders do not have cumulative voting rights with respect to the election of directors.

What constitutes a quorum?

As of the record date 180,313,591 shares of the Company’s Common Stock were issued and outstanding and entitled to vote at the meeting. A majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, shall constitute a quorum. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the annual meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon shall be deemed to be represented at the annual meeting for quorum purposes.

Who will count the vote?

Representatives of Mellon Investor Services, the Company’s transfer agent, will count the vote and serve as the inspectors of election.

What does it mean if I receive more than one proxy card?

It means your shares are held in more than one account. You should vote all your proxy shares. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Mellon Investor Services, at 1-888-213-0964.

Can I access the proxy statement and annual report on the Internet instead of receiving paper copies?

This proxy statement and 2003 Annual Report are located on the Company’s web site. Most shareholders can access future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you can choose this option by marking the appropriate box on your proxy card or by following the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to access future proxy statements and annual reports on the Internet.

How much did this proxy solicitation cost?

The Company has retained Mellon Investor Services to assist in the solicitation of proxies on behalf of the Board of Directors for a fee of $9,500 plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so.

What is the Company’s Web address?

The Company’s home page is www.hrblock.com. The Company’s filings with the Securities and Exchange Commission are available free of charge via a link from this address.

May shareholders ask questions at the annual meeting?

Representatives of the Company will be available to answer shareholders’ questions following the meeting. Furthermore, representatives of PricewaterhouseCoopers LLP and KPMG LLP are expected to be present at the annual meeting, will be afforded the opportunity to make a statement if they so desire, and may be available to respond to appropriate questions by the shareholders.

Will any other matters be voted on?

As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of the shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors.

ITEM 1 ON FORM OF PROXY

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall not be fewer than nine nor more than 15, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the entire Board. Effective September 11, 2002 the Board fixed the number of directors to constitute the Board of Directors at nine. The Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. There are currently three Class I directors, three Class II directors and three Class III directors. The term of office of one class of directors expires at each annual meeting of shareholders. Directors elected at an annual meeting of shareholders to succeed those whose terms expire are identified as being of the same class as those directors they succeed and are elected for a term to expire at the third annual meeting of shareholders after their election.

Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Company’s Bylaws.

At the annual meeting of shareholders to be held on September 10, 2003, three Class II directors will be elected to hold office for three years and until their successors are elected and shall have qualified. G. Kenneth Baum, Henry F. Frigon and Roger W. Hale have been nominated for election as Class II directors of the Company. The shares voted by the proxies will be voted for the election of all three nominees unless authority to do so is withheld as provided in the form of proxy. All nominees are currently Class II directors of the Company and have consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director. If such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

The nominees for election as Class II directors, the current Class III directors and the current Class I directors are listed below. Donna R. Ecton, Louis W. Smith and Rayford Wilkins, Jr. serve as Class III directors with terms scheduled to expire at the annual meeting of shareholders in 2004. Thomas M. Bloch, Mark A. Ernst and Tom D. Seip serve as Class I directors with terms scheduled to expire at the annual meeting of shareholders in 2005. The number of shares of Common Stock beneficially owned by each director is listed under the heading “SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT” beginning on page 41 of this proxy statement.

Nominees for election at this meeting to a term expiring in 2006 (Class II Directors):

G. Kenneth Baum Director since 1961 Age 73	Mr. Baum has served as the Chairman of George K. Baum Group, Inc., an investment company, Kansas City, Missouri, since April 1994. Mr. Baum joined the firm of George K. Baum & Company, a regional investment banking firm, in 1952 and was President of that organization from 1957 until 1982 when he was elected Chairman of the Board, serving in that capacity until April 1994. Mr. Baum graduated from Carleton College, Northfield, Minnesota, in 1952 with a Bachelor of Arts degree in history. He currently serves as a director of Interstate Bakeries Corporation. Mr. Baum is Chairman of the Finance and Strategy Committee and serves on the Executive and Governance and Nominating Committees of the Board of Directors.

Henry F. Frigon Director since 1992 Age 68	Mr. Frigon has served as the Chairman of the Board of CARSTAR, Inc., Overland Park, Kansas, since July 1998. He served as Chief Executive Officer of CARSTAR, Inc. from July 1998 until February 2001. Mr. Frigon retired from Hallmark Cards, Inc., Kansas City, Missouri in 1994 where he served as Executive Vice President, Corporate Development & Strategy, and Chief Financial Officer, as well as being a member of its Board of Directors from 1990 until December 1994. Prior to joining Hallmark, Mr. Frigon served as the President and Chief Executive Officer of BATUS, Inc., where he was responsible for the company’s extensive U.S. holdings in retailing, financial services, tobacco and paper. His previous business experience covers a variety of operating, management and board positions with companies such as Masco Corporation, General Housewares, General Foods Corporation and Chase Manhattan Bank. Mr. Frigon received a bachelor’s degree in engineering from Tufts University in 1957 and a Master of Business Administration from New York University in 1961. He also attended Wharton Graduate School at the University of Pennsylvania and completed the Advanced Management Program at Harvard Business School. Mr. Frigonis also a director of Buckeye Technologies, Inc., Dimon, Inc., Packaging Corporation of America, Sypris Solutions, Inc. and Tuesday Morning Corporation. He currently serves on the Compensation and Finance and Strategy Committees of the Board of Directors.

Roger W. Hale Director since 1991 Age 60	Mr. Hale served as Chairman and Chief Executive Officer of LG&E Energy Corporation, a diversified energy services company headquartered in Louisville, Kentucky, from August 1990 until retiring in April 2001. Prior to joining LG&E, he was Executive Vice President of BellSouth Corporation, a communications services company in Atlanta, Georgia, from 1986 to 1989. From 1966 to 1986, Mr. Hale held several executive positions with AT&T Co.,a communications services company, including Vice President, Southern Region from 1983 to 1986. He received a Bachelor of Arts degree from the University of Maryland in 1965 and a Master of Science in Management from the Massachusetts Institute of Technology, Sloan School of Management in 1979. Mr. Hale is also a director of Ashland, Inc. where he serves on the Audit and Public Policy and Environmental Committees. He is Chairman of the Governance and Nominating Committee of the Company’s Board and a member of the Audit and Executive Committees of the Board of Directors.

Continuing directors whose terms expire in 2004 (Class III Directors):

Donna R. Ecton Director since 1993 Age 56	Ms. Ecton is currently the Chairman and Chief Executive Officer of EEI Inc., a management consulting firm located in Paradise Valley, Arizona that she founded in 1998. Prior to forming EEI Inc., Ms. Ecton served as the Chief Operating Officer of PETsMART, Inc., Phoenix, Arizona, a retail supplier of products and services for pets, from December 1996 until May 1998 and on the Board of Directors of PETsMART, Inc., from 1994 until 1998. Prior to PETsMART, Ms. Ecton was Chairman, President and Chief Executive Officer of Business Mail Express, Inc., a privately held expedited printing and mailing business, and before that she served as President and Chief Executive Officer of Van Houten North America, Inc. and Andes Candies, Inc., a privately held international confectionary company. Ms. Ecton’s previous business experience covers a variety of management positions with companies such as Nutri/System, Inc., Campbell Soup Company, Citibank, N.A. and Chemical Bank. She received a Bachelor of Arts in Economics from Wellesley College (Durant Scholar) in 1969 and a Master of Business Administration from the Harvard Graduate School of Business Administration in 1971. Ms. Ecton is Chairman of the Audit Committee of the Board of Directors and a member of the Executive and Governance and Nominating Committees of the Board of Directors.

Louis W. Smith Director since 1998 Age 60	Mr. Smith served as President and Chief Executive Officer of the Ewing Marion Kauffman Foundation, a charitable foundation, Kansas City, Missouri, from July 1997 until April 2002 and President and Chief Operating Officer of the Ewing Marion Kauffman Foundation from June 1995 to July 1997. He also served on the Board of Directors of such Foundation from January 1991 through September 2002. Prior to joining the Foundation, Mr. Smith had a 29-year career with AlliedSignal, Inc. (now Honeywell International), a diversified technology and manufacturing company, retiring as President of the Kansas City Division in 1995. Mr. Smith also serves on the Board of Directors of Sprint Corporation. He holds a bachelor’s degree in electrical engineering from the University of Missouri-Rolla and a Master of Business Administration from the Executive Fellows Program at Rockhurst University. Mr. Smith has served since September 2002 as the Presiding Director of the Board of Directors and is Chairman of the Executive and Compensation Committees of the Board of Directors and a member of the Audit Committee.

Rayford Wilkins, Jr. Director since 2000 Age 51	Mr. Wilkins has served as Group President, SBC Communications, Inc., San Antonio, Texas, a diversified telecommunications company and wireless communications provider, since May 2002. Previously he served as President and Chief Executive Officer of Pacific Bell Telephone Company and Nevada Bell Telephone Company, San Ramon, California, from September 2000 until April 2002 and as President of SBC Business Communications Services, San Antonio, Texas, from October 1999 through September 2000. Mr. Wilkins served as President and CEO of Southwestern Bell Telephone Co., San Antonio, Texas, from July 1999 until October 1999. He served as President of Business Communications Services, Pacific Bell Telephone Company, San Ramon, California, from August 1997 until July 1999. He also served as Vice President and General Manager of Southwestern Bell Telephone Co., Kansas City, Missouri, from August 1993 until August 1997. He earned a bachelor’s degree in business administration from the University of Texas in Austin in 1974 and attended the University of Pittsburgh’s Management Program for Executives in October 1987. Mr. Wilkins serves on the Audit and Compensation Committees of the Board of Directors.

Continuing directors whose terms expire in 2005 (Class I Directors):

Thomas M. Bloch Director since 2000 Age 49	Mr. Bloch has served since January 2000 as Vice Chairman of the University Academy, an urban college preparatory charter school that he co-founded in Kansas City, Missouri, and as an educator with the University Academy since August 2000. He also served as President of the Youth Service Alliance of Greater Kansas City since July 1999. Mr. Bloch served as an educator with St. Francis Xavier School from October 1995 until August 2000. Prior to changing careers, Mr. Bloch had a 19-year career with the H&R Block organization, resigning as President and Chief Executive Officer of the Company in 1995. He is also a director of Generali USA Life Reassurance Company. Mr. Bloch graduated from Claremont McKenna College in Claremont, California in 1976. He serves on the Executive and Finance and Strategy Committees of the Board of Directors.

Mark A. Ernst Director since 1999 Age 45	Mr. Ernst has served as Chairman of the Board of the Company since September 2002, Chief Executive Officer of the Company since January 2001 and as President of the Company since September 1999. He served as Chief Operating Officer of the Company from September 1998 through December 2000 and as Executive Vice President of the Company from September 1998 until September 1999. Prior to joining the Company, Mr. Ernst served as Senior Vice President, Third Party and International Distribution and Senior Vice President, Workplace Financial Services of American Express Company, a diversified financial services company, Minneapolis, Minnesota, from July 1997 through June 1998 and November 1995 through July 1997, respectively. Mr. Ernst is also a director of Great Plains Energy, Inc. and SCS Transportation, Inc. He received a Master of Business Administration with an emphasis in finance and economics from the University of Chicago and an undergraduate degree in accounting and finance from Drake University. Heis a Certified Public Accountant. Mr. Ernst serves on the Executive Committee of the Board of Directors.

Tom D. Seip Director since 2001 Age 53	Mr. Seip currently serves as the managing partner of Seip Investments LP and the managing member of Too Much Stuff LLC, both private investment vehicles. He served as the President, Chief Executive Officer and director of Westaff, Inc., Walnut Creek, California, a temporary staffing services company, from May 2001 until January 2002. Mr. Seip was employed by Charles Schwab & Co., Inc., San Francisco, California, from January 1983 until June 1998 in various positions, including Chief Executive Officer of Charles Schwab Investment Management, Inc. from 1997 until June 1998 and Executive Vice President – Retail Brokerage from 1994 until 1997. Mr. Seip is also a trustee of the Neuberger Berman Mutual Funds, New York. He received a Bachelor of Arts degree from Pennsylvania State University and participated in the Doctoral Program in Developmental Psychology at the University of Michigan. Mr. Seip serves on the Compensation, Finance and Strategy and Governance and Nominating Committees of the Board of Directors.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES AND COMPENSATION

The Board of Directors is responsible for managing the property and business affairs of the Company. The Board of Directors reviews significant developments affecting the Company and acts on matters requiring Board approval. During the 2003 fiscal year, the Board of Directors held 11 meetings and the standing Board committees held 22 meetings. Each of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the time in which he or she served as a director in such year and (2) the total number of meetings of the Board committees on which he or she served that were held during the time in which he or she served on such committees in such year.

The Board of Directors has adopted Independence Criteria, which are set forth in Appendix A to this proxy statement. Directors who satisfy the criteria are considered to be “independent.” Ms. Ecton and Messrs. Baum, Frigon, Hale, Seip, Smith and Wilkins meet these standards and are, therefore considered to be independent directors.

The standing committees of the Board include the Executive Committee, the Audit Committee, the Compensation Committee, the Finance and Strategy Committee and the Governance and Nominating Committee. Set forth below is a description of the duties of each committee and its members.

The Executive Committee, whose members are Mr. Smith (Chairman), Ms. Ecton and Messrs. Baum, Bloch, Ernst and Hale, held no meetings during fiscal year 2003. The primary function of the Executive Committee is to control and manage, between meetings of the Board, the property and business of the Company in all matters in which exclusive authority has not been given to the entire Board of Directors or in which specific direction has not been given by the Board.

The Audit Committee, whose members are Ms. Ecton (Chairman) and Messrs. Hale, Smith and Wilkins, held 10 meetings during the 2003 fiscal year. The Board has determined that each of Ms. Ecton, Mr. Hale, Mr. Smith and Mr. Wilkins is an audit committee financial expert pursuant to criteria prescribed by the Securities and Exchange Commission, who meets the independence requirements of the New York Stock Exchange’s listing standards. The Board of Directors adopted a revised written charter for the Audit Committee in March 2003, a copy of which is included as Appendix B to this proxy statement. The functions of the Committee are described in the Audit Committee Charter and include making recommendations to the Board of Directors with respect to the appointment of the Company’s independent accountants, evaluating the independence and performance of such accountants, reviewing the scope of the annual audit, and reviewing and discussing with management and the independent accountants the audited financial statements and accounting principles. See the “AUDIT COMMITTEE REPORT” below.

The Compensation Committee, whose members are Messrs. Smith (Chairman), Frigon, Seip and Wilkins held six meetings during fiscal year 2003. The functions of the Committee primarily include reviewing the compensation of the executive officers of the Company and its subsidiaries, recommending to the Board of Directors the salaries and any bonus or cash incentive plans for such executive officers, and administering the Company’s long-term incentive compensation plans. See the “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION” below.

The Finance and Strategy Committee resulted from the combination of the Finance Committee and Strategy and Development Committee in September 2002. The Finance and Strategy Committee, whose members are Messrs. Baum (Chairman), Bloch, Frigon and Seip, held two meetings during the 2003 fiscal year. The Finance Committee held one meeting in June 2002, prior to the combination. The primary duties of the Finance and Strategy Committee are to provide advice to management and the Board of Directors concerning the financial structure of the Company, the funding of the operations of the Company and its subsidiaries, the investment of Company funds, determining appropriate areas of business development and expansion and developing acquisition and divestiture strategies.

The Governance and Nominating Committee, whose members are Mr. Hale (Chairman), Ms. Ecton and Messrs. Baum and Seip, held three meetings during the 2003 fiscal year. The Governance and Nominating Committee is responsible for corporate governance matters, the initiation of nominations for election as a director of the Company, the evaluation of the performance of the Board of Directors, and the determination of compensation of outside directors of the Company.

Director’s Compensation

Directors, excluding those who are employed by the Company or its subsidiaries, receive an annual director’s fee of $30,000, meeting fees of $2,000 for each Board meeting attended, committee chairman fees of $2,000 for each committee meeting that they chair, and meeting fees of $1,200 for each committee meeting attended in a capacity other than as a chairman. In addition, the chairman of the audit committee receives an annual committee chairman’s fee of $5,000.

In accordance with the provisions of the H&R Block Deferred Compensation Plan for Directors, as amended, eligible non-employee directors may defer receipt of their retainers and/or meeting fees. Deferrals are placed in an account maintained by the Company for each director and such deferrals are fully vested at all times. Gains or losses are posted to each account in accordance with the participant’s selection among fixed rate, variable rate and Company Common Stock investment alternatives. Payment of benefits occurs in cash upon termination of the participant’s services as a director or upon his or her death. The account balance is generally paid out in approximately equal monthly installments over a 10-year period after the occurrence of the event which results in the benefit distribution.

Pursuant to the H&R Block Stock Plan for Non-Employee Directors, eligible non-employee directors have the opportunity to receive payment of their retainers and/or meeting fees on a deferred basis in shares of Common Stock of the Company. The retainers and/or fees are initially paid in the form of stock units. The stock units in the directors’ accounts are fully vested at all times. Payment of the stock units must be deferred at least one year after the year such units are credited and the director shall select the date of payment, which may be upon termination of service as a director. The maximum number of shares of Common Stock that may be issued under the Stock Plan is currently 600,000 shares.

The 1989 Stock Option Plan for Outside Directors, as amended, provides for the grant of stock options to directors of the Company who are not employees of the Company or any of its subsidiaries. The Plan specifies that nonqualified stock options are to be automatically granted to outside directors of the Company serving as such on June 30 of each year in which the Plan is in effect. Effective June 30, 2002, each stock option granted to an outside director of the Company pursuant to the Plan is for 4,000 shares of the Company’s Common Stock, without par value, and the purchase price per share is equal to the last reported sale price for the Common Stock on the New York Stock Exchange on the date of grant. The maximum number of shares of Common Stock as to which options may be granted under the Plan is 800,000.

Options for 4,000 shares each, with an option price of $46.15 per share, were granted to Ms. Ecton and Messrs. Baum, Bloch, Frigon, Hale, Seip, Smith and Wilkins on June 30, 2002. Subject to certain exceptions, the outstanding stock options may not be exercised until at least one year after the date of grant, and then may be exercised only in increments in any one year of up to one-third of the aggregate number of shares subject to the option. Vesting is accelerated in the event of death, retirement or removal as a director without cause. All outstanding options expire ten years after the date of grant.

The Company also offers to its non-employee directors free income tax return preparation services at an H&R Block office of their choice and free business travel insurance in connection with Company-related travel.

ITEM 2 ON FORM OF PROXY

APPROVAL OF AN AMENDMENT TO THE 2003 LONG-TERM EXECUTIVE
COMPENSATION PLAN

INTRODUCTION

The purpose of the 2003 Long-Term Executive Compensation Plan (the “2003 Plan”) is to attract executives and key employees to the Company’s subsidiaries and provide long-term incentives and rewards to those executives and key employees responsible for the continued growth of the Company. The Board of Directors believes that restricted shares of the Company’s Common Stock, incentive stock options, nonqualified stock options and other awards available for grant under the 2003 Plan provide a form of incentive that aligns the economic interests of management and other key employees with those of the Company’s shareholders. The 2003 Plan was adopted by the Board of Directors of the Company on July 1, 2002, and approved by the shareholders of the Company on September 11, 2002. It became effective on July 1, 2003. The 1993 Long-Term Executive Compensation Plan (the “1993 Plan”), the predecessor to the 2003 Plan, terminated effective July 1, 2003, except with respect to outstanding awards thereunder.

Traditionally, the Company has used incentive stock options (“ISOs”) and nonqualified stock options as the primary forms of award under the predecessor plans to the 2003 Plan. Given the Company’s decision to begin to expense the cost of stock options in its 2004 fiscal year (announced at the September 11, 2002 annual meeting of shareholders), the Company reviewed alternative awards to stock options. As a result of the review, the Company determined that, in the exercise of discretion with respect to the grant of any awards under the 2003 Plan, it would be in the best interests of shareholders for the administrator of the 2003 Plan to consider a decrease in the number of grants of ISOs and nonqualified stock options and an increase in the grants of restricted shares of the Company’s Common Stock (“Restricted Shares”). Generally, with an expected increase in awards of Restricted Shares and a decrease in awards of stock options, the Company expects the number of shares of Common Stock subject to awards each year under the 2003 Plan to be fewer than the number of shares of Common Stock subject to stock option awards in each of the most recent years under the 1993 Plan. This should result in less shareholder dilution. Further, because an award of Restricted Shares places actual shares of Common Stock in the hands of the employees, the Company believes that recipients of Restricted Shares will have both a better understanding of the value of their awards than they would with stock options and an ownership interest in the Company that better aligns their actions and interests with those of the shareholders.

There is, however, a restriction in the 2003 Plan that limits the total number of shares of Common Stock issuable under the Plan that may be issued in connection with awards of Restricted Shares (and certain other non-stock option forms) to no more than five percent. This restriction effectively prohibits the Company from implementing its decision to use Restricted Shares more extensively under the 2003 Plan. The present limitation restricts the number of Restricted Shares that may be awarded under the 2003 Plan to 450,000 (five percent of 9,000,000 shares of Common Stock issuable under the Plan). The Board of Directors believes removing the limitation on the form of awards under the 2003 Plan is necessary to implement the Company’s long-term incentive compensation strategy. To reduce the potential dilutive effect of issuing more Restricted Shares, the Board of Directors also believes that number of shares of Common Stock issuable under the 2003 Plan should be decreased from 9,000,000 to 5,000,000. Accordingly, on June 11, 2003, the Board of Directors, subject to shareholder approval, adopted the proposed amendment to the 2003 Plan.

MATERIAL FEATURES OF THE 2003 PLAN

The material features of the 2003 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2003 Plan, as proposed to be amended, the full text of which is set forth as Appendix C to this proxy statement.

ADMINISTRATION. The 2003 Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). All members of the Committee are non-employee directors of the Company and such members are not eligible to participate in the 2003 Plan. The Committee has the authority to determine, within the limits of the express provisions of the 2003 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee may delegate to the Chief Executive Officer of the Company the authority to make such determinations, provided that any authority so delegated may not apply to awards to executive officers of the Company and may be exercised only in accordance with the 2003 Plan and any guidelines, rules and limitations which the Committee may prescribe.

TYPES OF AWARDS. Awards under the 2003 Plan may include shares of Common Stock of the Company (“Common Stock”), Restricted Shares, nonqualified stock options, ISOs, stock appreciation rights (“SARs”), performance shares, performance units, as well as other types of awards that the Committee in its discretion may determine are consistent with the objectives and limitations of the 2003 Plan. Restricted Shares are shares of Common Stock issued to a recipient subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance. An SAR is the right to receive cash, Common Stock or both based on the increase in the market value of the shares of Common Stock covered by such SAR from the initial date of the performance period for such SAR to the date of exercise. A “performance share” is the right to receive, upon satisfying designated performance goals within a performance period, cash, Common Stock or both based on the market value of shares of Common Stock covered by such performance shares at the close of the performance period. A “performance unit” is the right to receive cash, Common Stock or both upon satisfying designated performance goals within a performance period.

The Committee may determine that all or a portion of an award may be deferred, that it may be vested at such times and upon such terms as the Committee may select, or that a recipient must be an employee at the time the award is paid or exercised. An employee may be granted multiple awards in any one calendar year, provided that the aggregate number of shares of Common Stock subject to such awards may not exceed 500,000. The 2003 Plan provides that ISOs may be granted to a recipient during a calendar year only if the aggregate fair market value (determined as of the time an ISO is granted) of Common Stock with respect to which ISOs are exercisable for the first time by such recipient during any calendar year under the 2003 Plan and any other “incentive stock option plans” maintained by the Company does not exceed $100,000. No ISO is exercisable later than ten years after the date it is granted.

Neither the Company nor any subsidiary receives from the recipient of an award any consideration for the granting of the award.

ELIGIBLE EMPLOYEES. The Committee may grant awards to any employee of the Company’s direct or indirect subsidiaries. The highest number of persons employed by subsidiaries of the Company during the fiscal year ended April 30, 2003, including seasonal employees, was approximately 118,300. Since awards under any predecessor plan to the 2003 Plan have not been made to seasonal employees in the past, it is estimated that the approximately 11,200 regular, full-time employees of the subsidiaries of the Company will be eligible to participate in the 2003 Plan. Such number may increase with acquisitions by the Company. No ISO may be granted to an employee owning more than 10% of the combined voting power of all classes of stock of the Company.

ASSIGNABILITY. No award granted pursuant to the 2003 Plan is transferable or assignable by its recipient other than by will or the laws of descent and distribution.

SHARES SUBJECT TO THE 2003 PLAN. Currently, an aggregate of 9,000,000 shares of Common Stock is reserved for issuance under the 2003 Plan. Under the proposed amendment, the aggregate number of shares reserved for issuance under the 2003 Plan would be decreased by 4,000,000 to 5,000,000. All of such shares may be issued in connection with the exercise of ISOs. Shares of Common Stock not actually issued (as a result, for example, of the lapse of an option, the failure of a recipient to earn an award or the payment of an award in cash or a combination of cash and Common Stock) are available for additional grants. Shares of Common Stock to be delivered or purchased under the 2003 Plan may be either authorized but unissued Common Stock or treasury shares.

ANTI-DILUTION PROTECTION. In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the 2003 Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

MARKET VALUE RESTRICTIONS. The amounts of certain awards are based on the market value of a share of Common Stock at a specified point in time. The exercise price per share of Common Stock under each nonqualified stock option or ISO granted under the 2003 Plan, which is paid to the Company at the time of the exercise, shall be determined by the Committee, but may not be less than the market value of such Common Stock on the date of grant of such option. The exercise price for each option will remain constant during the life of the option, subject to adjustment pursuant to the anti-dilution provisions of the 2003 Plan described above. The market value of a share of Common Stock on the date an SAR is granted shall be the base value of such SAR. On July 8, 2003, the last reported sale price of the Company’s Common Stock on the New York Stock Exchange was $45.20 per share.

AMENDMENTS AND TERMINATIONS. The Board of Directors may at any time terminate or amend the 2003 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient. No amendment may be made that would increase the maximum number of shares of Common Stock that may be issued under the 2003 Plan (unless such increase is a result of a change in the capital structure of the Company), change the termination date of the 2003 Plan, or delete or amend the market value restrictions contained in the 2003 Plan on the stock option exercise price or the base value of an SAR without the prior approval of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at a duly constituted meeting of shareholders. The Committee may grant Awards at any time prior to July 1, 2013, on which date the 2003 Plan will terminate except as to Awards then outstanding thereunder, which Awards shall remain in effect until they have expired according to their terms or until July 1, 2023, whichever first occurs.

AWARDS GRANTED UNDER THE 2003 PLAN. The exact types and amounts of any awards to be made by the Committee to any eligible employees pursuant to the 2003 Plan are not presently determinable. As a result of the discretionary nature of the 2003 Plan, it is not possible to state who the participants in such Plan will be, the number of options or other awards to be received by any person or group, or the benefits or amounts that would have been received by certain persons or groups under such Plan during the last fiscal year if the 2003 Plan had been in effect during that year.

The provisions of the 2003 Plan are substantially similar to the provisions of the 1993 Plan. The Committee and the Board of Directors approved the grant of stock options under the 1993 Plan, as of June 30, 2003, with an exercise price equal to $43.25 (the closing price on the date of the grant) for the following number of shares of Common Stock: 110,000 shares for Mark A. Ernst, 90,000 shares for Robert E. Dubrish, 90,000 shares for Jeffery W. Yabuki, 45,000 shares for Frank J. Cotroneo, 0 shares for Thomas G. Rotherham and 35,000 shares for Brian L. Nygaard; 489,800 shares for all executive officers as a group; and 554,100 shares for all employees as a group (excluding executive officers). The Committee and the Board of Directors also approved the grant of Restricted Shares under the 1993 Plan, as of June 30, 2003 in the following amounts: 10,000 shares for Mark A. Ernst, 8,194 shares for Robert E. Dubrish, 5,000 shares for Jeffery W. Yabuki, 5,000 shares for Frank J. Cotroneo, 0 shares for Thomas G. Rotherham and 5,000 shares for Brian L. Nygaard; 36,094 shares for all executive officers as a group; and 444,309 shares for all employees as a group (excluding executive officers).

The Committee and the Board of Directors approved the grant of stock options under the 1993 Plan, as of June 30, 2002, with an exercise price equal to $46.15 (the closing price on the date of grant) for the following number of shares of Common Stock: 120,000 shares for Mark A. Ernst, 90,000 shares for Robert E. Dubrish, 90,000 shares for Jeffery W. Yabuki, 55,000 shares for Frank J. Cotroneo, 20,000 shares for Thomas G. Rotherham and 50,000 shares for Brian L. Nygaard; 504,000 shares for all executive officers as a group; and

1,591,820 shares for all employees as a group (excluding executive officers). The Committee and the Board of Directors also approved the grant of Restricted Shares under the 1993 Long-Term Executive Compensation Plan, as of June 30, 2002 in the following amounts: 3,641 shares for Mark A. Ernst, 3,023 shares for Robert E. Dubrish, 2,740 shares for Jeffery W. Yabuki, 2,002 shares for Frank J. Cotroneo, 0 shares for Thomas G. Rotherham and 0 shares for Brian L. Nygaard; 13,558 shares for all executive officers as a group; and 15,272 shares for all employees as a group (excluding executive officers). The Restricted Shares awarded in June 2002 related to the payout of a portion of performance-based fiscal year 2002 short-term incentive compensation.

Excluding the June 30, 2002 grants described above, during the 2003 fiscal year, the named executive officers did not receive any awards under the 1993 Plan; executive officers as a group were awarded stock options for 80,000 shares with exercise prices ranging from $39.03 to $45.30 and 8,500 Restricted Shares (such stock options and Restricted Shares were awarded only to certain executive officers who first became employed by a subsidiary of the Company during the 2003 fiscal year in connection with the commencement of employment); and all employees as a group (excluding executive officers) were awarded stock options for 746,536 shares with exercise prices ranging from $32.10 to $51.35 and 7,500 Restricted Shares.

EQUITY COMPENSATION PLANS

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of April 30, 2003. These equity compensation plans include the Company’s 1993 Long-Term Executive Compensation Plan, 1989 Stock Option Plan for Outside Directors, 1984 Long-Term Executive Compensation Plan (the “1984 Plan”), 1999 Stock Option Plan for Seasonal Employees, and the 2000 Employee Stock Purchase Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (A)

Plan category	(A)	(B)	(C)

Equity compensation plans approved by security holders	15,772,302	$32.14	14,562,958

Equity compensation plans not approved by security holders	0	0	0

Total	15,772,302	$32.14	14,562,958

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax consequences of the issuance and/or exercise of awards under the 2003 Plan are as described below. The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

COMMON STOCK AWARDS. The recipient of a Common Stock award will recognize ordinary income for federal income tax purposes at the time of receipt of Common Stock in an amount equal to the fair market value of the Common Stock received. The Company will be entitled to a deduction for such amount as and when the ordinary income is recognized by the recipient. Upon disposition of any Common Stock received, the recipient will recognize long-term or short-term capital gain or loss, depending upon the period for which the recipient has held the shares, in an amount equal to the excess of the selling price over the fair market value of such shares on the date of receipt.

RESTRICTED SHARES. A recipient will not be taxed at the date of an award of Restricted Shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such Shares to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the Restricted Shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the recipient as dividends and will not be deductible by the Company.

INCENTIVE STOCK OPTIONS. The 2003 Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Internal Revenue Code. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes on either the grant or the exercise of the ISO.

If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory “holding period”), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued.

If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, or (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is a minimum tax addition. A corresponding minimum tax subtraction is allowed in the year in which the shares are disposed. See “ALTERNATIVE MINIMUM TAX,” below.

NONQUALIFIED STOCK OPTIONS. The recipient of a nonqualified stock option under the 2003 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

STOCK APPRECIATION RIGHTS. A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs. Upon the exercise of an SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s Common Stock from the date of grant of the SAR to the date of exercise) and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

PERFORMANCE SHARES AND PERFORMANCE UNITS. A recipient of performance shares or performance units will not recognize any income for federal income tax purposes on the date of the grant of the right to receive performance shares or units. The recipient will recognize ordinary income for federal income tax purposes at the time of receipt of cash and/or Common Stock with respect to the performance share or units in an amount equal to the excess, if any, of the fair market value of the performance shares or units on the date received over the price of the performance shares or units on the date of grant. The Company will be entitled to a deduction on the date of receipt of the performance shares by the recipient in an amount equal to the ordinary income recognized by the recipient. Upon disposition of any stock received, the recipient will recognize long-term or short-term capital gain or loss depending upon the period for which he or she has held the stock in an amount equal to the difference between the amount realized and the fair market value of the stock on the date of receipt.

ALTERNATIVE MINIMUM TAX. In addition to the federal income tax consequences described above, a recipient may be subject to the alternative minimum tax (“AMT”), which is payable only to the extent it exceeds the recipient’s regular tax liability. The AMT is assessed on the recipient’s alternative minimum taxable income in excess of an exemption amount that varies by filing status. For purposes of computing the AMT, the alternative minimum taxable income is equal to taxable income (1) increased by tax preference items and (2) increased or reduced by certain AMT “adjustments.” Federal law currently provides for a minimum tax credit that may be applied against the recipient’s regular tax liability in years following a year in which the recipient is subject to AMT. The minimum tax credit is limited to the excess, if any, of the regular tax over the tentative AMT for the year. Any credit not used because of the limitation may be carried forward indefinitely.

EFFECTIVE DATE. The amendment to the 2003 Plan shall be effective immediately on the date of its approval by shareholders. If the amendment is not approved by such shareholders, the 2003 Plan will remain in effect as it currently exists, without the amended provision proposed herein.

VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the annual meeting of shareholders will constitute approval of the amendment to the 2003 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS “FOR” THIS PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE 2003 LONG-TERM EXECUTIVE COMPENSATION PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

ITEM 3 ON FORM OF PROXY

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed KPMG LLP as independent accountants to audit the Company’s financial statements for the fiscal year ending April 30, 2004. PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) has served as the Company’ independent accountants since 1999 and served as the independent accountants for the fiscal year ended April 30, 2003. On May 12, 2003, PricewaterhouseCoopers informed the Company that it has declined to stand for re-election as the independent accountants for the Company upon completion of the audit of the Company’s financial statements for the fiscal year ended April 30, 2003 and services related thereto.

The reports of PricewaterhouseCoopers on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and through the date hereof, there have been no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through the date hereof, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

On July 10, 2003, the Board of Directors of the Company appointed and engaged KPMG LLP as its independent accountants for the fiscal year ended April 30, 2004. The Board of Directors directed the Company’s management to submit the ratification of such appointment to a vote of the shareholders of the Company at the annual meeting of shareholders scheduled for September 10, 2003. During the Company’s two most recent fiscal years and the interim period through July 10, 2003, neither the Company nor any one acting on its behalf consulted with KPMG LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or reportable event, as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

AUDIT FEES

The following table presents fees for professional services rendered by PricewaterhouseCoopers for the audit of the Company’s annual financial statements for 2003 and 2002, and fees billed for other services rendered by PricewaterhouseCoopers:

	2003	2002

Audit Fees	$1,337,354	$861,648
Audit-Related Fees	$241,475	$159,244
Tax Return Preparation and Compliance Fees	$61,679	$172,830
Tax Consulting Fees	$192,457	$444,703
All Other Fees	$131,302	$742,326
Total Fees	$1,964,267	$2,380,751

Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor.

Tax Return Preparation and Compliance Fees consist of fees for the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning and tax advice. Tax Consulting Fees consist of fees relating to other tax advices, tax consultation, and tax planning services outside the scope of tax compliance and preparation.

The Audit Committee has concluded that the provision of non-audit services provided to the Company by its independent accountants during the 2003 fiscal year was compatible with maintaining the independent accountant’s independence.

AUDIT COMMITTEE REPORT

The Company’s management is responsible for the preparation of financial statements in accordance with generally accepted accounting principles and the financial reporting process, including the Company’s system of internal controls. The Company’s independent accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States. The Audit Committee of the Board of Directors, composed solely of independent directors, meets periodically with management, the independent accountants and the internal auditor to review matters relating to the Company’s financial statements, internal audit activities, internal accounting controls and non-audit services provided by the independent accountants.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent accountants, the Company’s audited financial statements for the fiscal year ended April 30, 2003. The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from PricewaterhouseCoopers the written disclosures and the letter required by Independence Standards Board No. 1 relating to independence discussions with audit committees; has discussed with PricewaterhouseCoopers their independence from the Company and its management; and has considered whether PricewaterhouseCoopers’ provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Donna R. Ecton, Chairman Roger W. Hale Louis W. Smith Rayford Wilkins, Jr.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth for the fiscal year ended April 30, 2003 and for the two previous fiscal years the annual, long-term and other compensation paid to the Chief Executive Officer of the Company serving as such during such year, to each of the four highest paid executive officers of the Company (other than the Chief Executive Officer) who was serving as an executive officer of the Company at the end of such year and one additional executive officer (Thomas G. Rotherham) who would have been included as one the four highest paid executive officers, but for the fact that he was not serving as an executive officer at the end of the Company’s 2003 fiscal year.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)		Restricted Stock Award(s)($)(1)		Securities Underlying Options (#)(2)	LTIP Pay- outs ($)	All Other Compen- sation ($)

Mark A. Ernst,	2003	741,667	734,063	-0-		-0-		120,000	-0-	60,470	(6)
Chairman of the Board,	2002	683,333	787,500	27	(4)	168,032	(5)	180,000	-0-	77,554	(6)
President and Chief	2001	545,793	583,109	40	(4)	-0-		150,000	-0-	17,136	(6)
Executive Officer (3)

Robert E. Dubrish,	2003	425,000	414,375	40	(8)	138,125	(9)	90,000	-0-	29,676	(10)
President and Chief	2002	360,153	297,000	-0-		139,511	(9)	60,000	-0-	35,969	(10)
Executive Officer, Option	2001	319,995	290,208	-0-		1,479,375	(9)	36,000	-0-	25,777	(10)
One Mortgage
Corporation (7)

Jeffery W. Yabuki,	2003	416,667	352,219	1,440	(12)	-0-		90,000	-0-	37,268	(14)
Executive Vice President	2002	411,006	365,625	36,601	(12)	126,451	(13)	90,000	-0-	31,645	(14)
and Chief Operating	2001	99,824	278,662	-0-		-0-		70,000	-0-	11,402	(14)
Officer(11)

Frank J. Cotroneo,	2003	373,333	262,969	40	(16)	-0-		55,000	-0-	24,643	(18)
Senior Vice President	2002	362,500	301,125	9,437	(16)	92,392	(17)	70,000	-0-	12,126	(18)
and Chief Financial	2001	268,304	295,372	85,574	(16)	-0-		70,000	-0-	951	(18)
Officer (15)

Thomas G. Rotherham,	2003	396,250	216,000	-0-		-0-		20,000	-0-	1,120	(20)
President and Chief	2002	384,378	288,000	-0-		-0-		50,000	-0-	-0-
Executive Officer, RSM	2001	402,432	-0-	-0-		-0-		42,000	-0-	-0-
McGladrey, Inc. and
Chief Financial Officer,
RSM McGladrey
Business Services, Inc. (19)

Brian L. Nygaard	2003	350,000	50,050	-0-		-0-		50,000	-0-	11,228	(23)
President and Chief	2002	171,859	325,655	-0-		509,965	(22)	40,000	-0-	2,640	(23)
Executive Officer, H&R	2001	-0-	-0-	-0-		-0-		-0-	-0-	-0-
Block Financial
Advisors, Inc. (21)

NOTES TO SUMMARY COMPENSATION TABLE:
(1)	Restricted shares of the Company’s Common Stock granted pursuant to the Company’s Long-Term Executive Compensation Plan. For grants prior to August 1, 2001, the number of shares reported reflects the two-for-one stock split effective August 1, 2001.

(2)	Stock options were granted pursuant to the Company’s 1993 Long-Term Executive Compensation Plan. For grants prior to August 1, 2001, the number of shares reported reflects the two-for-one stock split effective August 1, 2001.

(3)	Mr. Ernst has served as Chairman of the Board of the Company since September 11, 2002, Chief Executive Officer of the Company since January 1, 2001 and President of the Company since September 1999. He served as Chief Operating Officer of the Company from September 1998 to December 31, 2001.

(4) Includes the $27 (2002) and $40 (2001) payments by the Company for participation by Mr. Ernst in the Company’s group legal plan.
(5)	This figure represents the dollar value of 3,641 shares of restricted Common Stock of the Company awarded to Mr. Ernst on June 30, 2002, calculated by multiplying $46.15, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. These shares are reported for fiscal year 2002 because they represent the portion of Mr. Ernst’s fiscal year 2002 short-term incentive compensation paid in the form of Restricted Shares. The shares vest in one-third annual increments beginning one year after the grant date. As of April 30, 2003, Mr. Ernst’s Restricted Shares had a fair market value of $140,015. Mr. Ernst earned dividends totaling $1,966 on Restricted Shares during fiscal year 2003.

(6)	For fiscal year 2003, this figure includes the Company’s matching contributions under the Company’s Deferred Compensation Plan for Executives (“DCP”) of $45,208, the Company’s matching contributions under the H&R Block Retirement Savings Plan (“RSP”) of $4,500, the Company’s profit-sharing contributions under the RSP of $8,500, $860 in insurance premiums paid by the Company with respect to term life insurance maintained by the Company for the benefit of Mr. Ernst, and the $1,402 economic value of the death benefit provided by the Company’s Executive Survivor Plan (“ESP”). The imputed income reported from the ESP represents the portion of the premium paid by the Company pursuant to the ESP that is attributable to term life insurance coverage for the executive officer. The ESP provides only an insurance benefit with no cash compensation element to the executive officer. For fiscal year 2002, this figure includes the Company’s matching contributions under the Company’s DCP of $63,322, the Company’s matching contributions under the RSP of $1,175, the Company’s contributions under the RSP of $11,050, $760 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Ernst, and the $1,247 economic value of the death benefit provided by the Company’s ESP. For fiscal year 2001, this figure includes the Company’s matching contributions under the Company’s DCP of $10,000, the Company’s matching contributions under the RSP of $2,550, the Company’s matching contributions under the RSP of $3,118, $581 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Ernst, and the $887 economic value of the death benefit provided by the Company’s ESP.

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(7)	Mr. Dubrish has served as President and Chief Executive Officer of Option One Mortgage Corporation since June 1997.
(8)	Includes the $40 (2003) payment by the Company for participation by Mr. Dubrish in the Company’s group legal plan.
(9)	For fiscal year 2003, this figure represents the dollar value of 3,194 shares of restricted Common Stock of the Company awarded to Mr. Dubrish on June 30, 2003, calculated by multiplying $43.25, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. These shares are reported for fiscal year 2003 because they represent the portion of Mr. Dubrish’s fiscal year 2003 short-term incentive compensation paid in the form of Restricted Shares. For fiscal year 2002, this figure represents the dollar value of 3,023 shares of restricted Common Stock of the Company awarded to Mr. Dubrish on June 30, 2002, calculated by multiplying $46.15, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. These shares are reported for fiscal year 2002 because they represent the portion of Mr. Dubrish’s fiscal year 2002 short-term incentive compensation paid in the form of Restricted Shares. For fiscal year 2001, this figure represents the dollar value of 90,000 shares (split-adjusted) of restricted Common Stock of the Company granted to Mr. Dubrish on June 30, 2000, calculated by multiplying $32.875, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. All restricted shares vest in one-third annual increments beginning one year after the grant date. As of April 30, 2003, Mr. Dubrish’s Restricted Shares had a fair market value of $1,153,650. Mr. Dubrish earned dividends totaling $25,800 on the Restricted Shares during fiscal year 2003.

(10)	This figure includes Company matching contributions under the DCP of $21,117 (2003), $28,006 (2002) and $19,881 (2001); Company matching contributions under the Option One 401(k) plan of $6,874 (2003), $6,000 (2002) and $5,100 (2001); the $1,175 (2003), $943 (2002) and $796 (2001) economic value of the death benefit provided by the Company’s ESP, the $510 (2003) and $1,020 (2002) in insurance premiums paid by the Company with respect to the life insurance maintained for the benefit of Mr. Dubrish.

(11)	Mr. Yabuki has served as Executive Vice President of the Company since October 2000, Chief Operating Officer of the Company since April 15, 2002 and President, H&R Block Services, Inc. since October 2000. He served as President, H&R Block International from September 1999 to October 2000.

(12)	For fiscal year 2003, the $1,440 figure represents the dollar value of tax preparation and advice provided by the Company to Mr. Yabuki. For fiscal year 2002, the $36,601 figure represents payment of certain relocation-related expenses and reimbursement for the payment of taxes incurred in connection with the payment of such expenses by the Company.

(13)	For fiscal year 2002, this figure represents the dollar value of 2,740 shares of restricted Common Stock of the Company awarded to Mr. Yabuki on June 30, 2002, calculated by multiplying $46.15, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. These shares are reported for fiscal year 2002 because they represent the portion of Mr. Yabuki’s fiscal year 2002 short-term incentive compensation paid in the form of Restricted Shares. The Restricted Shares vest in one-third annual increments beginning one year after the grant date. As of April 30, 2003,

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Mr. Yabuki’s Restricted Shares had a fair market value of $105,367. Mr. Yabuki received dividends totaling $1,480 on the Restricted Shares during fiscal year 2003.
(14)	For fiscal year 2003, this figure includes the Company’s matching contributions under the DCP of $20,273, the Company’s matching contributions under the RSP of $7,267, the Company’s profit-sharing contributions under the RSP of $8,500, $470 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Yabuki and the $757 economic value of the death benefit provided by the Company’s ESP. For fiscal year 2002, this figure includes the Company’s matching contributions under the DCP of $16,836, the Company’s matching contributions under the RSP of $2,715, the Company’s profit-sharing contributions under the RSP of $11,050, $410 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Yabuki and the $634 economic value of the death benefit provided by the Company’s ESP. For fiscal year 2001, this figure includes the Company’s matching contributions under the DCP of $10,701, $271 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Yabuki and the $431 economic value of the death benefit provided by the Company’s ESP.

(15)	Mr. Cotroneo has served as Senior Vice President and Chief Financial Officer of the Company since February 2000.
(16)	For fiscal year 2003, this figure includes the $40 payment by the Company for participation by Mr. Cotroneo in the Company’s group legal plan. For fiscal year 2002, this figure includes the $9,397 reimbursement in such year for the payment of taxes incurred in connection with certain relocation-related expenses by the Company and the $40 payment by the Company for participation by Mr. Cotroneo in the Company’s group legal plan. For fiscal year 2001, this figure includes the $83,074 payment by the Company of certain relocation-related expenses and reimbursement in such year for the payment of taxes incurred in connection with the payment of such expenses by the Company, the $40 payment by the Company for participation by Mr. Cotroneo in the Company’s group legal plan, and the $2,459 payment by the Company for fees incurred by Mr. Cotroneo for personal income tax return preparation, as well as amounts reimbursed for the payment of taxes incurred by him in connection with the Company’s payment of such fees.

(17)	For fiscal year 2002, this figure represents the dollar value of 2,002 shares of restricted Common Stock of the Company awarded to Mr. Cotroneo on June 30, 2002, calculated by multiplying $46.15, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. These shares are reported for fiscal year 2002 because they represent the portion of Mr. Cotroneo’s fiscal year 2002 short-term incentive compensation paid in the form of Restricted Shares. The shares vest in one-third annual increments beginning one year after the grant date. As of April 30, 2003, Mr. Cotroneo’s Restricted Shares had a fair market value of $76,987. Mr. Cotroneo earned dividends totaling $1,081 on the Restricted Shares during fiscal year 2003.

(18)	For fiscal year 2003, this figure includes the Company’s matching contributions under the RSP of $15,000, the Company’s profit-sharing contributions under the RSP of $8,500, the $701 economic value of the death benefit provided by the Company’s ESP and the $442 in insurance premiums paid by the Company with respect to the term life insurance maintained for the benefit of Mr. Cotroneo. For fiscal year 2002, this figure

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includes the Company’s profit-sharing contributions under the RSP of $11,050, the $650 economic value of the death benefit provided by the Company’s ESP and the $426 in insurance premiums paid by the Company with respect to the term life insurance maintained for the benefit of Mr. Cotroneo. For fiscal year 2001, this figure includes $360 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Cotroneo; and the $591 economic value of the death benefit provided by the Company’s ESP.

(19)	Mr. Rotherham has served as Chief Executive Officer of RSM McGladrey, Inc. ("RSM"), an indirect subsidiary of the Company since April 2000, President of RSM since August 1999 and Chief Financial Officer of RSM McGladrey Business Services, Inc. since April 2003. He served as Chief Operating Officer of RSM from August 1999 until April 2000. Mr. Rotherham has announced that he will resign as President and CEO of RSM and CFO of RSM McGladrey Business Services, Inc. effective August 1, 2003.

(20)	For fiscal year 2003, this figure includes the $1,220 economic value of the death benefit provided by the Company’s ESP.
(21)	Mr. Nygaard has served as President and Chief Executive Officer of H&R Block Financial Advisors, Inc. since November 2001.
(22)	For fiscal year 2002, this figure represents the dollar value of 14,500 shares of restricted Common Stock of the Company awarded to Mr. Nygaard on November 5, 2001, calculated by multiplying $35.17, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. As of April 30, 2003, Mr. Nygaard’s restricted shares had a fair market value of $371,744. Mr. Nygaard earned dividends totaling $8,410 on the Restricted Shares during fiscal year 2003.

(23)	For fiscal year 2003, this figure includes the Company’s matching contributions under the RSP of $10,154, the $654 economic value of the death benefit provided by the Company’s ESP and the $420 in insurance premiums paid by the Company with respect to the term life insurance maintained for the benefit of Mr. Nygaard. For fiscal year 2002, this figure includes the Company’s matching contributions under the Company’s DCP of $2,500 and the $140 in insurance premiums paid by the Company with respect to the term life insurance maintained for the benefit of Mr. Nygaard.

Stock Option Grant Table

The following table summarizes options to purchase the Company’s Common Stock granted during the fiscal year ended April 30, 2003 to the executive officers named in the Summary Compensation Table (the “Named Officers”) above:

Stock Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)

Name	Number of Securities Underlying Options Granted(#)(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price($/Sh)(2)	Expiration Date	5% ($)	10% ($)

Mark A. Ernst	120,000	2.24%	$46.15	6/30/12	$3,482,818	$8,826,146

Robert E. Dubrish	90,000	1.68%	$46.15	6/30/12	$2,612,114	$6,619,609

Jeffery W. Yabuki	90,000	1.68%	$46.15	6/30/12	$2,612,114	$6,619,609

Frank J. Cotroneo	55,000	1.03%	$46.15	6/30/12	$1,596,292	$4,045,317

Thomas G. Rotherham	20,000.37%		$46.15	6/30/12	$580,470	$1,471,024

Brian L. Nygaard	50,000.93%		$46.15	6/30/12	$1,451,174	$3,677,561

NOTES:
(1)	The amounts shown as potential realizable values on the options identified in the table are based on arbitrarily assumed annualized rates of appreciation in the price of the Company’s Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission relating to proxy disclosure. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

(2)	Stock option grants consisted of nonqualified stock options, incentive stock options or a combination of the two types of options. No stock appreciation rights were granted during fiscal year 2003. Options were granted under the 1993 Long-Term Executive Compensation Plan. The exercise price for each option is the fair market value of a share of Common Stock on the date of grant. Options granted to the Named Officers become exercisable two years after the date of grant, at which time they are exercisable on a cumulative basis at a maximum annual rate of one-third of the total number of shares subject to the option. The stock options generally become fully exercisable (a) at any time after the Named Officer reaches the age of 65, retires, and more than one year has elapsed since the date of grant, or (b) upon a change in control of the Company not less than six months after the date of grant. The Named Officer must be employed by the Company or one of its subsidiary corporations at the time of exercise, except that the exercise of the options may take place for limited time periods after the termination of

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employment in the event of death, retirement, disability or termination without cause. All options expire ten years after the date of grant.

Option Exercises and Fiscal Year-End Values

The following table summarizes the value realized on the exercise of options during the fiscal year ended April 30, 2003 and presents the value of unexercised options as of such date for the Named Officers. The value of unexercised in-the-money options at fiscal year-end is calculated by determining the difference between the fair market value of the securities underlying the options at fiscal year-end and the exercise price of the options multiplied by the number of shares underlying such options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities\ Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (E)/ Unexercisable (U)		Exercisable (E)/ Unexercisable (U)

Mark A. Ernst	-0-	-0-	558,000	(E)	$9,874,515	(E)
			312,000	(U)	$1,710,360	(U)

Robert E. Dubrish	-0-	-0-	183,200	(E)	$3,358,206	(E)
			158,800	(U)	$634,704	(U)

Jeffery W. Yabuki	-0-	-0-	132,000	(E)	$2,232,685	(E)
			198,000	(U)	$1,103,640	(U)

Frank J. Cotroneo	69,998	$1,761,860	63,334	(E)	$1,250,290	(E)
			101,668	(U)	$288,408	(U)

Thomas G. Rotherham	42,000	$1,278,165	33,466	(E)	$281,790	(E)
			78,534	(U)	$474,195	(U)

Brian L. Nygaard	-0-	-0-	-0-	(E)	-0-	(E)
			90,000	(U)	$118,200	(U)

Employment Agreement and Change-in-Control Arrangements

Mark A. Ernst is subject to an Employment Agreement with HRB Management, Inc. (“HRB”), an indirect subsidiary of the Company, dated July 16, 1998, whereby effective September 1, 1998, he was employed as the Executive Vice President and Chief Operating Officer of the Company. The Agreement provides for an initial base salary at an annual rate of $400,000; participation in the Company’s Short-Term Incentive Plan; 72,000 restricted shares of the Company’s Common Stock (“Common Stock”) (split-adjusted) awarded on the effective date; and a stock option to purchase 300,000 shares of Common Stock (split-adjusted) granted on the effective date. Base salary and incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice, by HRB for “cause,” and by Mr. Ernst for “good reason,” in each case as defined in the Agreement. If the Agreement is terminated by HRB without “cause,” by Mr. Ernst for “good reason,” or by either party during the 180-day period following the date of a “change of control” (as defined in the Agreement) of the Company, HRB is obligated to continue to pay Mr. Ernst’s salary (determined as of the termination date) and provide all other benefits for a period of two years following such termination, as well as a pro rata portion of the incentive bonus compensation to which he would have been entitled had he remained employed through the end of the fiscal year in which such termination occurs. In addition, all outstanding stock options become fully vested and are exercisable for the three-month period following termination, and any restrictions upon Common Stock awarded Mr. Ernst on the effective date lapse and such stock becomes fully vested upon the date of termination.

Robert E. Dubrish is subject to an Employment Agreement with Option One Mortgage Corporation (“Option One”), an indirect subsidiary of the Company, dated February 9, 2002, and effective June 30, 2001. The Agreement provides for a base salary at an annual rate of $360,000 as of the effective date and a stock option to purchase 60,000 shares of Common Stock (split-adjusted) granted as of the effective date. Base salary and any incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice. Option One also has the right to terminate the Agreement without notice upon the occurrence of certain stated events. If Mr. Dubrish incurs a “qualifying termination,” as defined in the H&R Block Severance Plan (the “Severance Plan”), or if the Agreement is terminated by Mr. Dubrish within 180 days following a “change of control” (as defined in the Agreement) of the Company, Option One is obligated to pay to Mr. Dubrish his choice of the level of severance compensation and benefits as would be provided under the Severance Plan as such plan exists either on the effective date of the Agreement or on Mr. Dubrish’s last day of employment. As of the effective date, the Severance Plan provides maximum compensation of 18 months of salary and one and one-half times target payout under the STI Program, with the actual amount based upon Mr. Dubrish’s salary and target payout, salary grade and length of service with all subsidiaries of the Company at the time of his termination, as well as a discretionary payment, which may be zero. In addition, in such circumstances, Option One is obligated to provide health, life and disability insurance benefits for up to 12 months following such termination, and all outstanding stock options that would have vested in the 18-month period following termination become fully vested and are exercisable for the three-month period following termination or the severance period.

Jeffery W. Yabuki is subject to an Employment Agreement with HRB dated September 7, 1999, whereby effective September 7, 1999, he was employed as the President, H&R Block International. The Agreement provides for an initial base salary at an annual rate of $250,000; participation in the Company’s Short-Term Incentive Plan; a $70,000 bonus upon continued employment by HRB through April 30, 2000; 67,600 restricted shares of Common Stock (split-adjusted) awarded on the effective date; a stock option to purchase 80,000 shares of Common Stock (split-adjusted) granted on the effective date; and a stock option to purchase a minimum 44,000 shares of Common Stock (split-adjusted) granted on the date in fiscal year 2001 on which options are granted to all or substantially all other senior executives of the Company and its subsidiaries. Base salary and incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice, by mutual written agreement, by HRB for “cause,” and by Mr. Yabuki for “good reason,” in each case as defined in the Agreement. If the Agreement is terminated by HRB without “cause,” by Mr. Yabuki for “good reason,” or by either party within 180 days following a “change of control” (as defined in the Agreement) of the Company, HRB is obligated to pay to Mr. Yabuki for the two-year period following such termination compensation at an annual rate equal to the sum of the annual rate of base salary in effect on the date of termination and the aggregate short-term incentive compensation paid by HRB to him for the last fiscal year completed prior to the year of termination, and provide health, life and disability insurance benefits for a period of two years following such termination. In addition, all outstanding stock options which would have vested during such two-year period following termination become fully vested and are exercisable for the three-month period following termination, and any restrictions upon stock held by Mr. Yabuki lapse to the extent such restrictions would have lapsed during the two-year period following termination.

Frank J. Cotroneo is subject to an Employment Agreement with HRB dated January 26, 2000, whereby effective February 21, 2000, he was employed as the Senior Vice President and Chief Financial Officer of the Company. The Agreement provides for a $250,000 signing bonus on its effective date; an initial base salary at an annual rate of $350,000; participation in the Company’s Short-Term Incentive Plan; a stock option to purchase 40,000 shares of Common Stock (split-adjusted) granted on the effective date; a stock option to purchase a minimum of 40,000 shares of Common Stock (split-adjusted) on the date in fiscal year 2001 on which options are granted to all or substantially all other senior executive officers of the Company; and 6,000 restricted shares of Common Stock (split-adjusted) awarded on the effective date. Base salary and incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice, by mutual written agreement, by HRB for “cause,” and by Mr. Cotroneo for “good reason,” in each case as defined in the Agreement. If the Agreement is terminated by HRB without “cause,” or by Mr. Cotroneo for either “good reason” or within 180 days following a “change of control” (as defined in the Agreement) of the Company, HRB is obligated to pay to Mr. Cotroneo for the one-year period following such termination compensation at an annual rate equal to the sum of the annual rate of base salary in effect on the date of termination and the aggregate short-term incentive compensation paid by HRB to him for the last fiscal year completed prior to the year of termination. In addition, in such circumstances, HRB is obligated to provide health, life and disability insurance benefits for the one-year period following such termination, all outstanding stock options become fully vested and are exercisable for the three-month period following termination, and any restrictions upon Common Stock awarded Mr. Cotroneo on the effective date lapse and such stock becomes fully vested upon the date of termination.

Thomas G. Rotherham is subject to an Employment Agreement with RSM McGladrey, Inc. (“RSM”), an indirect subsidiary of the Company, dated August 2, 1999, whereby effective August 2, 1999, he was employed as Chief Operating Officer of RSM. The Agreement provides for an initial base salary at an annual rate of $360,000; a stock option to purchase 42,000 shares of Common Stock (split-adjusted) awarded on the effective date; and bonus compensation based upon RSM achieving certain specified profit levels during the term of the Agreement. Base salary is to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by agreement of both parties, by either party without “cause,” by RSM for “cause,” or by RSM following a “change of control” (as such terms are defined in the Agreement). If the Agreement is terminated by RSM without “cause” or by Mr. Rotherham as a result of a reduction of his base salary below 75 percent of the highest base salary paid to him by RSM in any year, Mr. Rotherham may elect either (a) to receive a severance payment equal to $5,000 for each year he is employed by RSM or by a predecessor of RSM in an equivalent position subject to a maximum payment of $125,000 or (b) to compete with RSM and pay RSM a specified amount for any RSM clients on whose behalf Mr. Rotherham performs services at any time during the five-year period following termination of the Agreement. If RSM terminates this Agreement following a change of control or if Mr. Rotherham terminates the Agreement after both a change of control and a substantial reduction of his duties, authority or status, RSM is obligated to pay Mr. Rotherham for the two-year period following such termination compensation at annual rate equal to his annual base salary in effect on the date of termination and all outstanding stock options become fully vested and are exercisable for the three-month period following termination.

Mr. Rotherham and RSM have entered into an agreement to terminate the Employment Agreement, effective as of the close of business on August 1, 2003 (the “Separation Agreement”). Under the Separation Agreement RSM has agreed to (1) pay severance compensation of $600,000 paid in semi-monthly equal installments of $25,000 over a 12-month period beginning August 2, 2003 (the “Severance Period”), (2) extend certain employer-subsidized health and welfare benefits during the Severance Period, (3) accelerate the date on which certain stock options to purchase Company stock granted to Mr. Rotherham first become exercisable to August 1, 2003 and extend the post-employment exercise period for any unexercised stock options to purchase Company stock granted to Mr. Rotherham exercisable as of August 1, 2003 to three months after the Severance Period, (4) provide outplacement services, (5) all Mr. Rotherham to retain a laptop computer, and (6) prepare Mr. Rotherham’s 2003 federal and state income tax returns at no charge. In exchange, Mr. Rotherham has agreed to (1) release all known and potential claims against the Company, RSM and all other direct and indirect subsidiaries of the Company, and (2) post-employment covenants to not engage in certain competitive conduct for periods as long as two years after August 1, 2003.

Brian L. Nygaard is subject to an Employment Agreement with H&R Block Financial Advisors, Inc., an indirect subsidiary of the Company, dated November 5, 2001 whereby effective November 5, 2001 he was employed as President and Chief Executive Officer of H&R Financial Advisors, Inc. The Agreement provides for a base salary at an annual rate of $350,000 for the first year, 14,500 restricted shares of Common Stock awarded on the effective date, a stock option to purchase 40,000 shares of the Company’s Common Stock granted as of the date in fiscal year 2002 on which options are granted to substantially all senior executives of the Company and participation in the Company’s Short-Term Incentive Plan, with a target award for calendar year 2001 of not less than $300,000. Base salary, any additional salary and incentive compensation are to be reviewed annually by the Compensation Committee during the term of the Agreement. The Agreement provides that it may be terminated by the parties’ mutual written agreement or by either party for “good reason”, as defined in the Agreement. “Good reason” is defined to include a substantial reduction in Mr. Nygaard’s duties and a material breach of the Agreement by the Company. If the Agreement is terminated by the Company without “cause” or within 180 days following a “Change of Control,” or by Mr. Nygaard for “vgood reason”, as such terms are defined in the Agreement, the Company is obligated to pay to Mr. Nygaard the level of compensation and severance benefits as would be provided under the Severance Plan as such plan exists either on the date of Mr. Nygaard’s employment agreement or on Mr. Nygaard’s last day of active employment with the following adjustments: (a) the “Severance Period” shall be 24 months, (b) Mr. Nygaard will be credited with 24 “Years of

Service” for purposes of determining severance compensation, (c) Mr. Nygaard will receive a payment in lieu of the severance payment under the Severance Plan equal to his most recent payment under the H&R Block Short-Term Incentive Plan and the discretionary short-term incentive program (except in the case of a “Change of Control” that occurs in calendar year 2002, which case, Mr. Nygaard will receive $192,500), (d) all outstanding stock options become fully vested and are exercisable for the three-month period following termination and (e) any nonvested restricted shares of Common Stock awarded pursuant to the Agreement become fully vested. The Severance Plan could provide up to a maximum of 18 months’ of salary based upon the base salary at the time of termination, a pro-rata share of Mr. Nygaard’s target payout under the Short-Term Incentive Program based upon the period in such fiscal year in which Mr. Nygaard is employed by the Company and a possible discretionary amount. In addition, in such circumstances, the Company is obligated to provide health, life and disability insurance benefits for the one-year period following such termination, all outstanding stock options which would have vested in the 18-month period following termination become fully vested and are exercisable for the three-month period following termination, and any shares of restricted stock held by Mr. Nygaard become fully vested upon the date of termination.

Stock option agreements entered into on or after June 30, 1996 between the Company and the recipients of stock options granted pursuant to the 1993 Long-Term Executive Compensation Plan contain provisions that accelerate the vesting of options held more than six months in the event of certain changes in control. For purposes of such agreements, changes in control include (i) the purchase or other acquisition by a person, entity or group of persons of beneficial ownership of 20% or more of the Company’s voting securities, (ii) the turnover of more than a majority of the directors on the Board of Directors as a result of a proxy contest or series of contests, (iii) either approval (for agreements entered into prior to June 30, 2001) by the Company’s shareholders or completion (for agreements entered into on or after June 30, 2001) of (A) a reorganization or consolidation such that the shareholders immediately prior to the reorganization or consolidation do not, immediately after such reorganization or consolidation, own more than 50% of the voting securities of the reorganized or consolidated organization, or (B) the sale of all or substantially all of the assets of the Company, or (iv) approval by the Company’s shareholders of a liquidation or dissolution of the Company.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors serve on the Compensation Committee of the Company’s Board of Directors: Louis W. Smith (Chairman), Henry F. Frigon, Tom D. Seip and Rayford Wilkins, Jr. No directors on the Compensation Committee (a) are or have been officers or employees of the Company or any of its subsidiaries, or (b) had any relationships requiring disclosure in the proxy statement.

Performance Graph

The graph below sets forth for the five-year period ended April 30, 2003, the cumulative total shareholder return to the Company’s shareholders, as well as the cumulative total return of the Standard & Poor’s 500 Stock Index and the cumulative total return of the Standard & Poor’s Service (Commercial & Consumer) Index, the published industry index to which the Company is currently assigned by Standard & Poor’s. The performance graph assumes that

$100 was invested at the market close on April 30, 1998 and that dividends were reinvested. The data for the graph was furnished by Research Data Group, Inc.

Total Return to Shareholders

Cumulative Total Shareholder Return

	4/98	4/99	4/00	4/01	4/02	4/03

H&R BLOCK, INC.	100.00	109.42	97.15	131.80	195.40	191.20

S & P 500	100.00	121.82	134.16	116.76	102.02	88.44

S & P DIVERSIFIED COMMERCIAL SERVICES	100.00	82.42	67.65	83.83	90.54	83.39

Compensation Committee Report on Executive Compensation

Compensation Philosophy

The Company continues to be strongly committed to maximizing shareholder value through consistent growth and profitability. Superior performance by the executive officers and management team of the Company and its subsidiary corporations is essential to reaching that goal. As such, the Company’s philosophy is to ensure that executive compensation is linked directly to sustained improvements in corporate performance and increased shareholder value as measured by the Company’s stock price and the payment of dividends. The Compensation Committee is responsible for reviewing the Company’s executive compensation program and policies each year and recommending to the non-employee members of the Board of Directors the compensation of the Company’s executive officers. The Compensation Committee has established the following objectives as guidelines in making compensation decisions:

  Provide a competitive total compensation program that enables the Company and its subsidiary corporations to attract and retain the key executives needed to accomplish the Company’s goals.

  Integrate executive compensation programs with the Company’s annual and long-term business objectives and focus executive behavior on fulfilling those objectives.

  Provide variable compensation opportunities that relate directly to the Company’s performance and that align executive compensation with the interests of the Company’s shareholders.

Compensation Program

The Company’s executive compensation program is designed to ensure that pay levels and incentive opportunities for executives are competitive and reflect the performance of both the individual executive and the Company. In designing compensation programs for executives and determining executive officer salaries, the Committee considers information provided by compensation consultants and surveys regarding compensation paid to executives holding positions with similar responsibilities in organizations of comparable size.

Base Salary. Base salaries are determined by reference to factors such as market surveys, individual salary grades and salary ranges. Salary grade levels are determined by comparing jobs to market pay practices, where applicable, as well as an assessment of the internal worth of the job. The primary factors considered in determining the appropriate salary for fiscal year 2003 within a particular salary range were the individual performance of the executive and the ratio of the individual’s prior salary to the mid-point of the salary range. The individual salaries of executive officers are reviewed annually by the Committee.

Short-Term Incentive Compensation. The H&R Block Short-Term Incentive Program (the “STI Program”) consists of an objective incentive compensation component based upon objective, performance-based criteria and a discretionary incentive compensation component. Certain aspects of the STI Program differ, depending upon whether a participant is a senior vice president or more senior officer of the Company or one of its operating subsidiaries (“Senior Executive”). A heavier emphasis for executive officers (75% of targeted incentive compensation in most cases in fiscal year 2003) is placed upon the objective, performance-based component of the STI Program. Objective incentive compensation specifically relates executive pay to Company performance. Payments under the STI Program provide financial rewards solely for achieving substantive business results. Under the STI Program, the Committee establishes performance goals for the Company and its business units, as well as competitive target bonus awards for the participants (usually a percentage of salary). The Committee specifies the performance goals applicable to each participant and the portion of the target award to which each performance goal applies.

Payments under the STI Program’s objective incentive component are paid after the end of a fiscal year only if the Company (or a business unit of the Company) has met the performance goal, or performance goals, established by the Compensation Committee for such fiscal year. The Committee must first review and approve the payout for an executive officer. Factors affecting compensation for executive officers for fiscal year 2003 under the objective incentive component of the STI Program vary from business unit to business unit. Such factors included the following: (i) the degree to which the Company attained targeted year-over-year growth in diluted earnings per share; (ii) achievement of strategic business objectives that support the Company’s priorities, as determined by the Compensation Committee; (iii) year-over-year growth in pretax earnings and (iv) attainment of year-over-year revenue goals. Under the STI Program, participants can earn more than the target award (generally up to 200%) if actual results exceed performance targets.

The Compensation Committee determined that a portion of overall short-term incentive compensation under the STI Program for fiscal year 2003 should be based upon discretionary criteria tied to measurable performance objectives. For most executive officers, 25% of the executive’s overall targeted STI Program compensation related to the discretionary component of the STI Program. Actual incentive payouts under the discretionary component could be from 0% to 200% of the target award.

For fiscal year 2003, the Compensation Committee determined that the STI Program’s objective incentive compensation component for executive officers other than Senior Executives could be increased or decreased based on the associate’s individual performance rating for the fiscal year. Top performers were eligible to receive up to 1.5 times the actual calculated STI Plan payout (increasing the top end of the range of potential actual payouts for these criteria from 200% to 300% of the target award). Associates whose performance ratings indicated that they were not consistently meeting expectations could have calculated payout amounts reduced by up to 75%. These multipliers provided incentive for stronger individual performance.

Most short-term incentive compensation is paid in cash. A portion of Senior Executives’ performance-based incentive compensation, however, is paid in the form of shares of restricted Common Stock (“Restricted Shares”) so that Senior Executives have more meaningful exposure to the Company’s performance. Payment in the form of Restricted Shares also encourages Senior Executive retention. Accordingly, actual cumulative short-term incentive payouts based on objective criteria and discretionary criteria relating to individual performance that exceeded 150% of the aggregate targeted payouts for such criteria were paid in the form of Restricted Shares. The Restricted Shares were issued under the Company’s 1993 Long-Term Executive Compensation Plan and are described in more detail under “Long-Term Incentive Compensation,” below. The restrictions on the shares lapse over a three-year period in one-third annual increments beginning on the first anniversary of the date of issuance. The number of Restricted Shares awarded was calculated by dividing the cash value of the applicable incentive compensation by the last reported closing price for the Company’s stock as of June 30, 2003.

Deferred Compensation. The Company offers to its executive officers and key employees of its subsidiaries a deferred compensation plan designed to enhance the participants’ financial security upon retirement. Subject to annual deferral limits, the plan offers participants the opportunity to defer an aggregate of $1 million of compensation during the time of his or her participation in the plan. During the first two months of fiscal year 2003, the Company contributed $.25 for each dollar of salary or bonus deferred for certain executives who were participating in the plan as of January 2002 (with no Company match for other participants). In 2003, the Company began contributing to the plan an annual match of 100% of the first 5% of aggregate salary and bonus deferred to the plan and the Company’s qualified retirement plans, less any employer matching contributions made to one of the Company’s qualified retirement plans. Vesting in such Company contributions is based on the number of years of plan participation as an employee. Gains or losses are posted to a participant’s account in accordance with his or her selection of various fixed rate, variable rate and Company stock investment alternatives. The plan is unfunded and benefits are paid upon termination of employment, except in cases of disability or hardship.

Long-Term Incentive Compensation. The Company encourages stock ownership by executive officers of the Company. Long-term incentive awards tied to the Company’s Common Stock, such as stock options, are designed to encourage stock ownership. Stock options provide incentive to executives by giving them an economic interest in managing for stock price appreciation, thereby better aligning their interests with those of the Company’s shareholders. Under the Company’s 1993 Long-Term Executive Compensation Plan and 2003 Long-Term Executive Compensation Plan (which became effective on July 1, 2003), option exercise prices are set at 100% of the fair market value of the stock on the date of grant and the options generally expire after ten years. Options granted to executive officers in fiscal year 2003 provided that they are not exercisable until two years after the date of grant, at which time they become exercisable over a three-year period on a cumulative basis in one-third increments. Options are granted to executive officers at the Committee’s discretion, and the Committee generally awards stock options to executive officers on an annual basis. The number of shares subject to any stock option grant is based on the executive’s level of responsibility and prior year’s performance. The Compensation Committee believes that stock options have been effective in attracting, retaining and rewarding executives and key employees of the Company and its subsidiary corporations over the years.

In some cases in fiscal year 2003, the Compensation Committee awarded to executive officers Restricted Shares pursuant to the 1993 Long-Term Executive Compensation Plan (1) as an inducement to accept employment with a subsidiary of the Company, or (2) in connection with the STI Program (as described above). These Restricted Shares are subject to forfeiture and may not be transferred by the executive until certain time restrictions lapse. In each case, the Restricted Shares Agreement between the Company and the executive officer provides that, prior to the time such Restricted Shares vest, (i) such Restricted Shares are nontransferable, and (ii) the officer is entitled to receive any cash dividends payable with respect to unvested Restricted Shares and vote such unvested Restricted Shares at any meeting of shareholders of the Company.

Executive Stock Ownership Guidelines. The Company believes that its executives should have a significant financial stake in the Company so that their interests are aligned with those of the shareholders. To that end, the Board of Directors has adopted stock ownership guidelines that set forth the Board’s expectations that certain executives should own a number shares of Company stock with a value that exceeds certain specified multiples of the executive’s base salary. Similar stock ownership guidelines have been adopted by the Board with respect to stock ownership by Board members. The Board membership ownership guidelines are a multiple of the annual retainer paid to non-employee Directors.

Compensation of Chief Executive Officer

The salary, short-term incentive compensation and long-term incentive compensation of the Chief Executive Officer are determined by the Committee substantially in conformity with the policies described above for all other executives of the Company.

Mark A. Ernst has served as President of the Company since September 1999, Chief Executive Officer of the Company since January 1, 2001 and as Chairman of the Board since September 11, 2002. Mr. Ernst is a party to an employment agreement with a subsidiary of the Company entered into at the time of his employment by such subsidiary in 1998. Mr. Ernst’s annual base rate of salary was increased from $700,000 to $750,000, effective July 1, 2002. In addition, the Committee established a target award under the H&R Block Short-Term Incentive Plan (the “Plan”) for Mr. Ernst for fiscal year 2003 of $393,750, 100% of which was tied to the following objective, performance-based criteria with payouts for each criteria ranging from 0% to 200% against threshold to maximum target levels: (i) 40% of the objective criteria component was based on year-over-year growth in overall corporate earnings per share of 12.6% to 25.5% (with the incentive payout at the target award upon 16.9% growth), (ii) 10% of the objective criteria component was based on year-over-year growth in overall revenue of 7.9% to 13.9% (with the incentive payout at the target award upon 10.9% growth) and (iii) 50% of the objective criteria component was tied to individual business unit performance targets. Based upon the results achieved by the Company, Mr. Ernst was entitled to incentive compensation under the Plan of $531,563 (135% of target).

Under the discretionary short-term incentive program, a target award of $168,750 (22.5% of target) was established for Mr. Ernst, with an actual payout to be an amount between 0% and 200% of the target award, as determined by the Compensation Committee based upon the Company’s measurable performance against strategic objectives and consideration of other factors relating to his individual performance. The Compensation Committee determined that Mr. Ernst was entitled to receive incentive compensation under the discretionary program of $202,500 (120% of target) due primarily to Mr. Ernst’s role in (i) developing new succession planning processes and action plans and processes for addressing Board feedback, (ii) strengthening senior staff in human resources, finance and Board interface functions and (iii) implementing strong Board governance and accountability practices. All of Mr. Ernst’s short-term incentive compensation was paid in cash.

Mr. Ernst was granted an option to purchase 120,000 shares of Common Stock at an option price of $46.15 per share, the last quoted market price for the Company’s Common Stock on June 30, 2002, the date of grant. Such option has a term of ten years and vests in one-third annual increments beginning on the second anniversary of the date of grant.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations relating thereto limit to $1 million the Company’s federal income tax deduction for compensation paid to any one executive officer named in the Summary Compensation Table of the Company’s proxy statement, subject to certain transition rules and exceptions for specified types of performance-based compensation.

The Committee believes that it is in the Company’s and shareholders’ best interests to maximize tax deductibility only when practicable and consistent with the Committee’s overall compensation philosophy, the needs of the Company and shareholder interests. The

Committee may award non-deductible compensation when it believes that such awards are in the best interest of the shareholders, balancing tax efficiency with long-term strategic objectives.

The Committee believes the 1993 Long-Term Executive Compensation Plan, the 2003 Long-Term Executive Compensation Plan and the H&R Block Short-Term Incentive Plan satisfy the requirements for exemption under Section 162(m). With the Committee’s primary focus on performance-based compensation under these Plans, it expects to continue to qualify most compensation paid to the named executive officers as tax deductible.

COMPENSATION COMMITTEE Louis W. Smith, Chairman Henry F. Frigon Thomas D. Seip Rayford Wilkins, Jr.

INFORMATION REGARDING SECURITY HOLDERS

Principal Security Holders

The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. The information provided is based upon Schedule 13G filings.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Outstanding

Warren E. Buffett,	15,999,200	8.76%	(1)
Berkshire Hathaway Inc.,
OBH Inc., and National
Indemnity Company
1440 Kiewit Plaza
Omaha, Nebraska 68131

Harris Associates L.P.	15,009,700	8.40%	(2)
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602-3790

Harris Associates Investment Trust,	9,359,800	5.24%	(3)
series designated The Oakmark Select Fund
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602-3790

(1)

Information as to the number of shares and the percent of Common Stock outstanding is as of December 31, 2001 and is furnished in reliance on the last-filed Schedule 13G of Berkshire Hathaway Inc. filed with the Securities and Exchange Commission (“SEC”) on February 14, 2002. The Schedule 13G indicates that

Mr. Buffett, Berkshire Hathaway, Inc., OBH Inc. and National Indemnity Company share the voting and dispositive power over the shares.
(2)	Information as to the number of shares and the percent of Common Stock outstanding is as of December 31, 2002 and is furnished in reliance on the Schedule 13G of Harris Associates L.P., an investment advisor, filed with the SEC on February 14, 2003. The Schedule 13G indicates that the number of shares beneficially owned includes 15,009,700 shares with shared voting power, 2,620,600 shares with sole dispositive power, 12,389,100 shares with shared dispositive power and no shares with sole voting power. The general partner of Harris Associates L.P. is Harris Associates Inc.

(3)	Information as to the number of shares and the percent of Common Stock outstanding is as of December 31, 2002 and is furnished in reliance on the Schedule 13G of Harris Associates Investment Trust, series designated The Oakmark Select Fund, filed with the SEC on February 14, 2003. The Schedule 13G indicates that the number of shares beneficially owned includes 9,359,800 shares with shared voting power, 9,539,800 shares with shared dispositive power and no shares with sole voting power or sole dispositive power.

Security Ownership of Directors and Management

The following table shows as of June 1, 2003 the number of shares of Common Stock beneficially owned by each director and nominee for election as director, by each of the executive officers named in the summary compensation table and by all directors and executive officers of the Company as a group. The number of shares beneficially owned by each director and executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to shares set forth in the following table.

	Number of Shares

Name	Beneficially Owned (1)		Deferral Plans (2)	Total	Percent of Class

G. Kenneth Baum	226,934		6,341	233,275	*
Thomas M. Bloch	123,446	(3)	0	123,446	*
Frank J. Cotroneo	71,336	(4)	0	71,336	*
Robert E. Dubrish	268,623	(5)	0	268,623	*
Donna R. Ecton	39,334		2,645	41,979	*
Mark A. Ernst	700,902	(6)	0	700,902	*
Henry F. Frigon	22,334	(7)	4,313	26,647	*
Roger W. Hale	50,917		2,504	53,421	*
Thomas G. Rotherham	41,043		2,166	43,209	*
Tom D. Seip	1,334		1,343	2,677	*
Louis W. Smith	21,334		9,083	30,417	*
Rayford Wilkins, Jr.	5,334		1,791	7,125	*
Jeffery W. Yabuki	199,881	(8)	1,497	201,378	*
All directors and executive officers as
a group (24 persons)	2,037,286	(9)(10)	34,672	2,071,95	1.15%
* Less than 1%

Footnotes
(1)	Includes shares which on June 1, 2003 the specified person had the right to purchase as of June 30, 2003 pursuant to options granted in connection with the Company’s 1989 Stock Option Plan for Outside Directors or the 1993 Long-Term Executive Compensation Plan, as follows: Mr. Baum, 37,334 shares; Mr. Bloch, 5,334 shares; Mr. Cotroneo, 63,334 shares; Mr. Dubrish, 197,600 shares; Ms. Ecton, 37,344 shares; Mr. Ernst, 594,000 shares; Mr. Frigon, 11,334 shares; Mr. Hale, 41,334 shares; Mr. Rotherham, 33,466 shares; Mr. Seip, 1,334 shares; Mr. Smith, 17,334 shares; Mr. Wilkins, 5,334 shares; and Mr. Yabuki, 132,000 shares.

(2)	These amounts reflect share unit balances in the H&R Block Stock Plan for Non-Employee Directors, the H&R Block Deferred Compensation Plan for Directors and/or the H&R Block Deferred Compensation Plan for Executives. The share units held in these plans do not constitute beneficially owned securities.

(3)	Mr. Bloch has shared voting and shared investment power with respect to 118,000 of these shares.
(4)	Includes 2,002 shares of restricted stock granted under the Company’s 1993 Long-Term Executive Compensation Plan.
(5)	Includes 33,023 shares of restricted stock granted under the Company’s 1993 Long-Term Executive Compensation Plan.
(6)	Includes 3,641 shares of restricted stock granted under the Company’s 1993 Long-Term Executive Compensation Plan.
(7)	Mr. Frigon has shared voting and shared investment power with respect to 11,000 of these shares.
(8)	Includes 2,740 shares of restricted stock granted under the Company’s 1993 Long-Term Executive Compensation Plan and 1,005 stock units held under the H&R Block Retirement Savings Plan.
(9)	Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees) in addition to 1,414,103 shares which such directors and officers have the right to purchase as of June 30, 2003 pursuant to options granted in connection with the Company’s stock option plans.

(10)	Includes 1,908,286 shares held with sole voting and investment powers and 129,000 shares held with shared voting and investment powers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and beneficial owners of more than 10% of any class of the Company’s equity securities to file reports of ownership and changes in ownership of the Company’s

Common Stock. To the best of the Company’s knowledge, all required reports were filed on time and all transactions by the Company’s directors and executive officers were reported on time except for (a) the failure to timely report on Form 4 for Mr. Yabuki the acquisition of 9.6565 deferred compensation units (“DCP Units”) on August 30, 2002 and 9.3635 DCP Units on September 15, 2002 in the H&R Block Deferred Compensation Plan for Executives (the “DCP”); (b) the failure to timely report on Form 4 for Mr. Rotherham the acquisition of 4.19145 DCP Units on August 30, 2003 and 10.441 DCP Units on September 15, 2003 in the DCP; (c) the failure to timely report on Form 4 for Ms. Ecton the acquisition of 8.135 DCP Units under the H&R Block Deferred Compensation Plan for Directors; (d) the failure to timely report on Form 4 for Mr. Seip the acquisition of 152 stock plan units (“DSP Units”) on September 1, 2002, 24 DSP Units on September 10, 2002 and 39 DSP Units on September 11, 2002 in the H&R Block Stock Plan for Non-Employee Directors (the “DSP”); (e) the failure to timely report on Form 4 for Mr. Smith the acquisition of 152 DSP Units on September 1, 2002, 24 DSP Units on September 10, 2002 and 39 DSP Units on September 11, 2002 in the DSP; and (f) the failure to timely report on Form 4 for Mr. Wilkins the acquisition of 152 DSP Units on September 1, 2002 in the DSP. Each DCP Unit and DSP Unit has the value of one share of Common Stock. The failures to timely report were inadvertent and, as soon as the oversights were discovered, the transactions were promptly reported.

SHAREHOLDER PROPOSALS

Recommendations for nominees to be elected to the Board of Directors and proposals of shareholders intended to be presented at the next annual meeting scheduled to be held on Wednesday, September 8, 2004 must be submitted in writing to the Secretary of the Company, H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111. Shareholder proposals must be received by the Secretary no later than April 1, 2004 in order to be included in next year’s proxy statement and form of proxy.

Shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposals are not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in the Company’s Bylaws and applicable rules and regulations of the Securities and Exchange Commission. For business to be properly brought before the annual meeting scheduled for September 8, 2004, such notice must be delivered to or mailed and received by the Secretary of the Company at the address set forth above not later than the close of business on June 15, 2004. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. If the Company does not receive proper and timely notice of a shareholder proposal, the proxies shall have the right to exercise discretionary authority with respect to such proposal at the annual meeting.

OTHER MATTERS

The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

By Order of the Board of Directors BRET G. WILSON Secretary

July 30, 2003

APPENDIX A

H&R BLOCK, INC.

BOARD OF DIRECTORS INDEPENDENCE STANDARDS

Pursuant to New York Stock Exchange listing standards, no director qualifies as being an independent director unless the Board of Directors determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or of an organization that has a relationship with the Company).

The Board of Directors has established the following categorical standards to assist it determining the independence of directors:

  A director will not be considered to be independent if, during the last five years, the Company has employed the director or (except in a non-officer capacity) any of the director’s immediate family.

  A director will not be considered to be independent if, during the last five years, the director has been employed by (or affiliated with) the Company’s present or former independent accountants or any of the director’s immediate family members have been so employed or affiliated (except in a non-partner capacity not involving the Company’s business).

  A director will not be considered to be independent if, during the past five years, either the director, or any of the director’s immediate family members, has been part of an “interlocking directorate” in which an executive officer of the Company serves on the compensation (or equivalent) committee of another company that employs the director.

  A director will not be considered to be independent if the director, or any of the director’s immediate family members, is a partner, shareholder, or officer of a company or firm that provides significant consulting, legal, or financial advisory services to the Company. For purposes of this categorical standard, a company or firm will be considered to provide non-significant services if the fees represent less than 2 % or $1 million (whichever is greater) of the company’s or firm’s gross revenues for its last full fiscal year.

  A director’s independence will not be considered to be impaired if the director, or any of the director’s immediate family members, is employed by (or affiliated with) a non-significant supplier or customer of the Company. For the purposes of this categorical standard, a supplier or customer will be considered non-significant if its sales to, or purchases from, the Company represent less than (i) 2% or $1 million (whichever is greater) of the gross revenues of the customer or supplier for its last full fiscal year and
     (ii) 2% of the Company’s gross revenues, for its last full fiscal year.

  A director’s independence will not be considered impaired if the director or any of the director’s immediate family members is an employee, officer or director of (or has solicited funds or otherwise played a significant role in fund raising efforts on behalf of) a foundation, university or other non-profit organization to which the Company gives directly or indirectly through its foundation, no more than $200,000 per annum or 5% of the organization’s gross revenues for its last full fiscal year (whichever is greater).

  A director’s independence will not be considered impaired if the director receives fees for service as the Company’s representative on the board of directors of subsidiary or affiliated companies.

A-1

An individual will be considered to be affiliated with a corporation or other entity if that individual controls, is controlled by or is under common control with the corporation or other entity.

The Board of Directors will determine the independence of any director with a relationship to the Company that is not covered by the above standards.

A-2

APPENDIX B

H&R BLOCK, INC.

AUDIT COMMITTEE CHARTER

ROLE OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditor. The role of the Audit Committee also includes encouragement of strong, positive working relationships and free and open communication among the directors, the independent auditor, the internal auditors, counsel and the Company’s management. References to “Company” in this Charter shall refer to the Company and all of its subsidiaries.

COMMITTEE COMPOSITION

  The Audit Committee shall consist of at least three directors, all of whom shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

  The Board of Directors shall make determinations of independence with respect to possible appointees and shall appoint the members of the Audit Committee and its Chairman on the recommendation of the Governance and Nominating Committee. The Board shall apply the rules and restrictions of the New York Stock Exchange relating to independence and consider employment, officer, business, family, charitable and other relationships in making such determinations and appointments.

  The Audit Committee shall cause to be filed with the New York Stock Exchange annually after the Board of Directors appoints the Audit Committee, and at any time when the composition of the Audit Committee changes, a Written Affirmation in the form required by the Listed Company Manual of the New York Stock Exchange.

AUDIT COMMITTEE MEETINGS

  The Audit Committee shall hold at least four regular meetings annually, and shall meet more frequently as deemed necessary to fulfill the responsibilities prescribed in this Charter or by the Board of Directors. Special meetings of the Committee may be called by the Chairman of the Audit Committee.

  The Committee shall periodically and at least quarterly meet with the independent auditor, the Director of Internal Audit (or person with similar responsibilities) and management of the Company in separate executive sessions to discuss any matters that the Committee or each such group or person believes should be discussed privately.

  The Committee shall request members of management, counsel, the Internal Audit Department and the Company’s independent auditor, as applicable, to participate in Committee meetings, as deemed appropriate by the Committee. Periodically and at least quarterly the Committee shall meet in private session with only Committee members.

  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

  The Committee shall periodically report on its meetings and other activities to the Board of Directors, shall keep accurate minutes of its meetings and shall present such minutes to the Board of Directors for its approval.

RESPONSIBILITIES AND DUTIES

CHARTER/REPORT

  The Audit Committee Charter and any revisions thereto shall be approved by the Board of Directors.

  The Audit Committee shall review and reassess the adequacy of the Audit Committee Charter on an annual basis, or more frequently as needs dictate, and recommend to the Governance and Nominating Committee and/or the Board of Directors any revisions considered appropriate.

  The Audit Committee Charter shall be included as an appendix to the Company’s proxy statement in accordance with the rules and regulations promulgated by the Commission under the Exchange Act, as such rules and regulations may be modified or supplemented from time to time (“SEC Rules”).

  The Committee shall prepare and publish in the Company’s proxy statement an Audit Committee Report as and when required by SEC Rules.

INDEPENDENT AUDITOR AND OTHER INDEPENDENT ACCOUNTANTS AND ADVISORS

The independent auditor for the Company is ultimately accountable to the Board of Directors and the Audit Committee of the Company and shall report directly to the Audit Committee.

The Audit Committee shall:

  Have sole authority over the appointment, retention, discharge or replacement of the independent auditor.

  Be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, with the Company providing appropriate funding, as determined by the Audit Committee, for payment of such compensation.

  Pre-approve all auditing services and permitted non-auditing services (including the fees and terms thereof) to be performed for the Company by its independent auditor as required and permitted by Section 10A(i)(1) of the Exchange Act. Such pre-approvals may be made pursuant to policies and procedures established by the Audit Committee in accordance with the SEC Rules.

  Receive and discuss with management and the independent auditor the letter from the independent auditor regarding the auditor’s independence required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as such Standard may be modified or supplemented from time to time.

  Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

  Periodically and at least annually review, evaluate and discuss with the independent auditor such auditor’s independence, effectiveness and performance, including the lead partner of the independent auditor team and any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

  Ensure the rotation of the audit partners as required by the SEC Rules. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

  Present its conclusions regarding its evaluation of the independent auditor to the Board of Directors and recommend to the Board any appropriate action to satisfy the Committee and/or the Board of the qualifications, performance and independence of the independent auditor.

  Approve the audit plan and the scope of the audit on an annual basis or as otherwise necessary, and approve any modifications thereto.

  Review the extent to which independent public accountants other than the principal independent auditor are used by the Company and the rationale for such use.

  Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account consistent with the SEC Rules.

INTERNAL AUDITORS

The Audit Committee shall:

  Review and approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit (or person with similar responsibilities) and periodically and at least annually review the performance of the Director of Internal Audit.

  At least annually review and approve the internal audit plan, and periodically ensure adequate resources are available to execute the plan.

  Review the results of completed internal audits with the Director of Internal Audit and monitor corrective actions taken by management, as deemed appropriate.

  Review with the independent auditor its assessment of Internal Audit Department practices and objectivity.

FINANCIAL REPORTING AND RISK CONTROL

The Audit Committee shall:

  Review the coordination of audit efforts of the Internal Audit Department and the independent auditor to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

  Review and discuss with management and the independent auditor the audited financial statements and quarterly financial statements of the Company, including the Company’s disclosures under ”Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

  Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

  Review with the independent auditor the independent auditor’s evaluation of the Company’s financial, accounting and internal audit personnel, and the cooperation received by the independent auditor during the course of the audit.

  Review any significant disagreement between management and either the independent auditor or the Internal Audit Department in connection with the preparation of the financial statements.

  Discuss with management and the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  Discuss with the independent auditor and management (a) the significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles and (b) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

  Make recommendations to the Board of Directors as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year for the filing with the Commission.

  Receive from management and the independent auditor timely analysis of significant current financial reporting issues.

  Review with management, the Internal Audit Department and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including the Company’s risk assessment and risk management policies), any major issues as to the adequacy of the Company’s internal controls, and any special audit steps adopted in light of any material control deficiencies.

  Discuss with management the Company’s earnings press releases, including the use of “pro forma” or other “non-GAAP financial measures,” as well as financial information and earnings guidance provided to analysts and rating agencies.

  Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

  Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

ETHICAL AND LEGAL COMPLIANCE AND OTHER RESPONSIBILITIES

The Audit Committee shall:

  Establish, review and update (or cause management to update) periodically the H&R Block, Inc. Code of Ethics & Conduct (the “Code”) and assure that management has established a system to enforce the Code.

  Review and approve the appointment, replacement, reassignment or dismissal of the Ethics Program Director under the Code and periodically review his or her performance.

  Review reports concerning compliance of the Company’s directors, management, associates and others to whom the Code applies.

  Review the results of the Internal Audit Department’s annual audit of corporate officer expenses and perquisites.

  Review with the Company’s General Counsel and, when appropriate, outside counsel legal compliance matters and any legal matter that could have a significant impact on the Company’s financial statements.

  Conduct or authorize investigations into any matters within the scope of the Committee’s responsibilities.

  As appropriate, obtain advice and assistance from outside legal, accounting or other advisors, with the Company providing for appropriate funding, as determined by the Audit Committee, for payment of compensation to such advisors.

  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  Annually evaluate its own performance.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

APPENDIX C

H&R BLOCK, INC.

2003 LONG-TERM EXECUTIVE COMPENSATION PLAN
(AS AMENDED)

     1. Purposes. The purposes of this 2003 Long-Term Executive Compensation Plan are to provide incentives and rewards to those employees largely responsible for the success and growth of H&R Block, Inc. and its subsidiary corporations, and to assist all such corporations in attracting and retaining executives and other key employees with experience and ability.

     2. Definitions.

     (a) Award means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and any other rights which may be granted to a Recipient under the Plan.

     (b) Committee means the Compensation Committee described in Section 3.

     (c) Common Stock means the Common Stock, without par value, of the Company.

     (d) Company means H&R Block, Inc., a Missouri corporation, and, unless the context otherwise requires, includes its “subsidiary corporations” (as defined in Section 424(f) of the Internal Revenue Code) and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

     (e) Incentive Stock Option means a Stock Option which meets all of the requirements of an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code.

     (f) Internal Revenue Code means the Internal Revenue Code of 1986, as now in effect or hereafter amended.

     (g) Performance Period means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

     (h) Performance Share means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

     (i) Performance Unit means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock.

     (j) Plan means this 2003 Long-Term Executive Compensation Plan, as the same may be amended from time to time.

     (k) Recipient means an employee of the Company who has been granted an Award under the Plan.

     (l) Restricted Share means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

     (m) Stock Appreciation Right means the right to receive, upon exercise of a stock appreciation right granted under this Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in the market value of the shares of Common Stock covered by such stock appreciation right from the initial day of the Performance Period for such stock appreciation right to the date of exercise.

     (n) Stock Option means the right to purchase, upon exercise of a stock option granted under this Plan, shares of the Company’s Common Stock.

     3. Administration of the Plan. The Plan shall be administered by the Committee which shall consist of directors of the Company, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

     The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.

     4. Absolute Discretion. The Committee may, in its sole and absolute discretion (subject to the Committee’s power to delegate certain authority in accordance with the second paragraph of this Section 4), at any time and from time to time during the continuance of the Plan, (i) determine which employees of the Company shall be granted Awards under the Plan, (ii) grant to any employee so selected such an Award, (iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code and shall be granted only to those employees eligible thereunder to receive the same.

     The Committee may at any time and from time to time delegate to the Chief Executive Officer of the Company authority to take any or all of the actions that may be taken by the Committee as specified in this Section 4 or in other sections of the Plan in connection with the determination of Recipients, types, sizes, terms and conditions of Awards under the Plan and the grant of any such Awards, provided that any authority so delegated (a) shall apply only to Awards to employees of the Company that are not officers of Company under Regulation Section 240.16a-1(f) promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, and (b) shall be exercised only in accordance with the Plan and such rules, regulations, guidelines, and limitations as the Committee shall prescribe.

     5. Eligibility. Awards may be granted to any employee of the Company. No member of the Committee (other than any ex officio member) shall be eligible for grants of Awards under the Plan. An employee may be granted multiple forms of Awards under the Plan. Incentive Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other “incentive stock option plans” (as defined in the Internal Revenue Code) maintained by the Company does not exceed the sum of $100,000.

     6. Stock Subject to the Plan. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 5,000,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. The total number of shares of Common Stock that may be subject to one or more Awards granted to any one Recipient during a calendar year may not exceed 500,000, subject to adjustment as provided in Section 16 of the Plan.

     7. Awards.

     (a) Awards under the Plan may include, but need not be limited to, shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares and Performance Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

     (b) The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

     8. Vesting Requirements. The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

     9. Deferred Payments and Dividend and Interest Equivalents.

     (a) The Committee may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.

     (b) The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner, at such time or times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.

     10. Stock Option Price. The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than market value (as determined by the Committee) of one share of Common Stock on the date the Stock Option or Incentive Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

     11. Stock Appreciation Right Value. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the market value of one share of Common Stock on the date the Award is granted.

     12. Continuation of Employment. The Committee shall require that a Recipient be an employee of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, death or any other reason.

     13. Registration of Stock. Each Award shall be subject to the requirement that if at any time the Committee shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

     14. Employment Status. No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

     15. Assignability. No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

     16. Dilution or Other Adjustments. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan, the maximum number of shares that may be subject to one or more Awards granted to any one Recipient during a calendar year, or the number of shares of Common Stock subject to an outstanding Award.

     17. Merger, Consolidation, Reorganization, Liquidation, Etc. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.

     18. Withholding Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient’s salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards payable in shares of Common Stock, or in the form of an Incentive Stock Option or Stock Option, may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to satisfy all or any part of the tax required to be withheld by the Company in connection with such Award, or the exercise of such Incentive Stock Option or Stock Option, by electing to have the Company withhold a number of shares of Common Stock awarded, or purchased pursuant to such exercise, having a fair market value on the date the tax withholding is required to be made equal to or less than the amount required to be withheld.

     19. Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award or to any Recipient.

     20. Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

     21. Award Contracts. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient.

     22. Guidelines. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

     23. Amendment and Discontinuance. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, (ii) change the termination date of the Plan provided in Section 24, (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, (iv) materially modify the requirements as to eligibility for participation in the Plan, or (v) materially increase the benefits accruing to participants under the Plan, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 16 hereof or unless the same is by reason of the matters referred to in Section 17 hereof.

     24. Termination. The Committee may grant Awards at any time prior to July 1, 2013, on which date this Plan will terminate except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until July 1, 2023, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

     25. Approval. This Plan shall take effect July 1, 2003, contingent upon prior approval by the shareholders of the Company.

H&R BLOCK, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE HEREOF. IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR EACH OF THE PROPOSALS.

The undersigned hereby appoints Mark A. Ernst, Donna R. Ecton and Louis W. Smith, and each of them, the proxies (acting by a majority, or if only one be present, then that one shall have all of the powers hereunder), each with full power of substitution, for and in the name of the undersigned to represent and to vote all shares of stock of H&R BLOCK, INC., a Missouri corporation, of the undersigned at the annual meeting of shareholders of said corporation to be held in the H&R Block City Stage Theater at Union Station, 30 West Pershing (corner of Pershing and Main), Kansas City, Missouri, on Wednesday, September 10, 2003, commencing at 9:00 a.m., Kansas City time (CDT), and at any adjournment thereof, notice of said meeting and the proxy statement furnished herewith having been received by the undersigned and, without limiting the authority hereinabove given, said proxies or proxy are expressly authorized to vote in accordance with the undersigned's direction as to those matters set forth on the reverse side hereof and in accordance with their best judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.

BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

July 30, 2003

Dear Shareholder:

The annual meeting of shareholders of H&R Block, Inc. will be held in the H&R Block City Stage Theater at Union Station, 30 West Pershing (corner of Pershing and Main), Kansas City, Missouri, at 9:00 a.m., Kansas City time (CDT), on Wednesday, September 10, 2003.

Please note that the number of shares entitled to be voted at the meeting is the number of shares held of record as of the close of business on July 8, 2003. It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting in person, please review the enclosed proxy material and vote by proxy by promptly (a) calling the number listed on the reverse side, (b) accessing the web site listed on the reverse side or (c) completing the proxy form attached above and returning it in the postage paid envelope provided.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED, WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY PROXY BY (A) INTERNET, (B) TELEPHONE, OR (C) MAIL BY FOLLOWING THE INSTRUCTIONS SET FORTH BELOW.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	|_|

1.	ELECTION OF DIRECTORS. INSTRUCTION: To withhold authority to vote for any individual nominee(s), clearly cross out the name below. NOMINEES ARE: FOR CLASS II DIRECTORS, 01 G. KENNETH BAUM, 02 HENRY F. FRIGON AND 03 ROGER W. HALE		2.

THE APPROVAL OF AN AMENDMENT TO THE 2003 LONG-TERM EXECUTIVE COMPENSATION PLAN TO (I) REMOVE THE AGGREGATE 5% LIMIT ON THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN WHICH MAY BE ISSUED IN CONNECTION WITH AWARDS THAT CONSTITUTE SHARES OF COMMON STOCK, RESTRICTED SHARES, PERFORMANCE SHARES AND PERFORMANCE UNITS AND (II) REDUCE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN FROM 9,000,000 TO 5,000,000.

					FOR |_|	AGAINST |_|	ABSTAIN |_|
	FOR all nominees listed above (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominee(s) listed	3.	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING APRIL 30, 2004.	FOR |_|	AGAINST |_|	ABSTAIN |_|
	|_|	|_|	BY CHECKING THE BOX TO THE RIGHT, I CONSENT TO FUTURE ACCESS OF THE ANNUAL REPORTS, PROXY STATEMENTS, AND OTHER COMMUNICATIONS ELECTRONICALLY VIA THE INTERNET. I UNDERSTAND THAT THE COMPANY MAY NO LONGER DISTRIBUTE PRINTED MATERIALS TO ME FOR ANY FUTURE SHAREHOLDER MEETING UNTIL SUCH CONSENT IS REVOKED. I UNDERSTAND THAT I MAY REVOKE MY CONSENT AT ANY TIME BY CONTACTING THE COMPANY’S TRANSFER AGENT, MELLON INVESTOR SERVICES LLC, RIDGEFIELD PARK, NJ AND THAT COSTS NORMALLY ASSOCIATED WITH ELECTRONIC DELIVERY, SUCH AS USAGE AND TELEPHONE CHARGES AS WELL AS ANY COSTS I MAY INCUR IN PRINTING DOCUMENTS, WILL BE MY RESPONSIBILITY.				I CONSENT |_|

Dated__________________________________________________________2003

___________________________________________________________________
SIGNATURE

___________________________________________________________________
SIGNATURE OF SHAREHOLDER(S)

(Please date and sign exactly as name appears at the left and return in the enclosed postage paid envelope. If the shares are owned in joint names, all joint owners should sign.)

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/hrb

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

     Please consider consenting to receive future annual reports, proxy statements and other Company communications electronically via the Internet by marking the “I Consent” box on the top portion of this form. Many of our shareholders have expressed a desire to receive these communications electronically instead of by mail. By consenting, the Company will save the expense associated with distributing paper copies of the materials. If you consent, you will receive timely postal notice of the availability of any such communication on the Company’s website and upon your written request to the Company you will receive paper copies of such documents. You may wish to view the 2003 annual meeting materials on the Company’s website at www.hrblock.com to determine if you would like to receive these materials electronically in the future.